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                                                                     Exhibit 1.1

                          . American Depositary Shares

                      China Life Insurance Company Limited

                          Each representing . H shares,
                           Par value RMB1.00 per share

                             Underwriting Agreement

                                                             December ____, 2003

China International Capital Corporation Limited
28th Floor, China World Tower 2
No.1, Jian Guo Men Wai Avenue
Beijing 100004, China

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010-3629

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

     As U.S. Representatives of the several U.S. Underwriters named in Schedule I hereto

China International Capital Corporation Limited
28th Floor, China World Tower 2
No.1, Jian Guo Men Wai Avenue
Beijing 100004, China

Citigroup Global Markets Limited
Citigroup Centre, 33 Canada Square
Canary Wharf, London
England E14 5LB

Credit Suisse First Boston (Hong Kong) Limited
45/F, Two Exchange Square
8 Connaught Place
Central, Hong Kong

Deutsche Bank AG, Hong Kong Branch
55/F, Cheung Kong Center
2 Queen's Road Central, Hong Kong

     As International Representatives of the several International Underwriters named in Schedule II hereto

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China International Capital Corporation Limited
28th Floor, China World Tower 2
No.1, Jian Guo Men Wai Avenue
Beijing 100004, China

Citigroup Global Markets Asia Limited
20/th/ Floor, Three Exchange Square
Central, Hong Kong

Credit Suisse First Boston (Hong Kong) Limited
45/F, Two Exchange Square
8 Connaught Place
Central, Hong Kong

Deutsche Bank AG, Hong Kong Branch
55/F Cheung Kong Center
2 Queen's Road Central, Hong Kong

     As Global Coordinators

Ladies and Gentlemen:

     China Life Insurance Company Limited (the "Company"), a joint stock company incorporated under the laws of the People's Republic of China (the "PRC") with limited liability, proposes to issue and sell to the several Underwriters (as defined below) an aggregate of . American Depositary Shares, each representing . H shares, par value RMB 1.00 per share, of the Company (each an "H Share"), and China Life Insurance (Group) Company (the "Selling Shareholder"), a state-owned enterprise established in the PRC, proposes to sell to the several Underwriters an aggregate of .American Depositary Shares, representing . H Shares. The . American Depositary Shares, representing . H Shares, to be sold by the Company and the Selling Shareholder are herein called the "Firm ADSs".

     It is understood that, on the terms and subject to the conditions hereinafter stated (i) . Firm ADSs (the "U.S. Firm ADSs") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm ADSs in the United States and Canada to United States and Canadian Persons (as such terms are defined below) (the "U.S. Offering") and (ii) . Firm ADSs (the "International Firm ADSs") will be sold to the several International Underwriters named in
Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Firm ADSs outside the United States and Canada, including to professional and institutional investors in Hong Kong and to certain corporate investors outside the United States and Canada (the "International Offering"). China International Capital Corporation Limited, Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. (in alphabetical order) shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters; China International Capital Corporation Limited, Citigroup Global Markets Limited, Credit Suisse First Boston (Hong Kong) Limited and Deutsche Bank AG, Hong Kong Branch (in alphabetical order) shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters." The U.S. Representatives and the International Representatives are hereinafter collectively referred to as the "Representatives." As used herein, (A) "United States or Canadian Person" shall mean any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or

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other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and shall include any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person, (B) "United States" shall mean the United States of America, its territories, its possessions and all areas subject to its jurisdiction, and (C) "Canada" shall mean Canada, its provinces, its territories and all areas subject to its jurisdiction.

     The Company proposes to issue and sell to the U.S. Underwriters and the International Underwriters not more than an additional . American Depositary Shares, representing . H Shares (the "Company's Optional ADSs"), and the Selling Shareholder proposes to sell to such Underwriters not more than . additional American Depositary Shares, representing . H Shares (such American Depositary Shares, together with the Company's Optional ADSs, the "Optional ADSs"), if and to the extent that the Global Coordinators (as defined below) shall have determined, on behalf of the Underwriters, to exercise the right to purchase such Optional ADSs granted to the several Underwriters in Section 3(b) hereof. The Firm ADSs and the Optional ADSs are hereinafter collectively referred to as the "ADSs." The H Shares represented by the ADSs are hereinafter collectively referred to as the "Shares."

     Prior to the commencement of the U.S. Offering and the International Offering, the Company has entered into an agreement (the "Hong Kong Underwriting Agreement") providing for the public offering by the Company for subscription in the Hong Kong Special Administrative Region ("Hong Kong") of the PRC (the "Hong Kong Public Offering") of not more than an aggregate of . H Shares (the "Hong Kong Shares") through arrangements with certain underwriters in Hong Kong (the "Hong Kong Underwriters"), for whom China International Capital Corporation (Hong Kong) Limited, Citigroup Global Markets Asia Limited, Credit Suisse First Boston (Hong Kong) Limited and Deutsche Bank AG, Hong Kong Branch (in alphabetical order) are acting as representatives (the "Hong Kong Representatives"). The Hong Kong Public Offering, the U.S. Offering and the International Offering are collectively referred to herein as the "Global Offering." Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another. This Agreement and the Hong Kong Underwriting Agreement are collectively referred to herein as the "Underwriting Agreements." As described in Sections 3(a), (b) and (c) hereof, the Underwriters may, in their discretion, require that Shares in respect of ADSs be delivered in lieu of ADSs.

     The Underwriters and the Hong Kong Underwriters (through their appointed representatives) have entered into an agreement dated the date hereof (the "Intersyndicate Agreement") providing, among other things, that China International Capital Corporation Limited, Citigroup Global Markets Asia Limited, Credit Suisse First Boston (Hong Kong) Limited and Deutsche Bank AG, Hong Kong Branch (in alphabetical order) shall act as the joint global coordinators (the "Global Coordinators") for the Global Offering and shall have the authority to reallocate the ADSs, the Shares and the Hong Kong Shares among the underwriting syndicates in the manner contemplated in the U.S. Prospectus and International Offering Circular. The Company hereby confirms the appointment of the Global Coordinators by the Underwriters and the Hong Kong Underwriters. It is understood and agreed that the Global Coordinators in their sole discretion shall also have the authority to allocate the Optional ADSs among the U.S. Offering and the International Offering to cover any over-allotments.

     Three forms of offering documents are to be used in connection with the offering and sale of ADSs under this Agreement: (i) one relating to the U.S. Offering (the "U.S. Prospectus"), (ii) one relating to a public offering without listing of the Shares in Japan (the "Japanese POWL") as part of the International Offering (the "Japanese Prospectus") and

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(iii) one relating to the International Offering excluding the portion under
Japanese POWL (the "International Offering Circular"). The U.S. Prospectus will be substantially identical to the International Offering Circular except for substitute cover pages and a limited number of changes in the Prospectus. The Japanese Prospectus, including a preliminary prospectus and any supplements thereto, will be prepared in the Japanese language in accordance with the Securities and Exchange Law of Japan and will contain substantially the same information included in the U.S. Prospectus and International Offering Circular with such omissions and additions as appropriate for the purpose of the Japanese POWL. A separate form of offering document (the "Hong Kong Prospectus") is being used in connection with the Hong Kong Public Offering pursuant to the Hong Kong Underwriting Agreement and contains substantially the same information included in the U.S. Prospectus and International Offering Circular and certain supplemental pages.

     In connection with the International Offering, the Company, the Selling Shareholder, the Global Coordinators and a limited number of corporate investors identified in Schedule III hereto (collectively the "Corporate Investors") have entered into separate agreements identified in Schedule III hereto (collectively, the "Corporate Investor Agreements") providing for, among other things, the purchase by such Corporate Investors (collectively, the "Corporate Investors") of an aggregate of . Shares upon satisfaction of certain conditions pursuant to Regulation S under the Securities Act of 1933, as amended ("Regulation S"). It is understood that, as part of the International Offering,
(i) the International Underwriters are severally agreeing to purchase ADSs from the Company and the Selling Shareholder to resell to the Corporate Investors in the form of Shares or ADSs and (ii) the purchase price of such underwritten ADSs or Shares shall be determined as set forth in Section 3(a) below.

     The Company has filed with the Securities and Exchange Commission (the "Commission") (i) a registration statement and a related preliminary U.S. Prospectus on Form F-1 (Commission file number 333-110615) relating to the registration of certain of the Shares and the offering thereof in the form of ADSs under the Securities Act of 1933, as amended (the "Securities Act"), (ii) a registration statement on Form F-6 (Commission file number 333-110622) relating to the registration of the ADSs under the Securities Act, and (iii) a registration statement on Form 8-A (Commission file number 1-.) relating to the registration of the Shares and the ADSs under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The registration statement on Form F-1 as amended at the time it becomes effective, or, if any post-effective amendment(s) is (are) filed with respect thereto, as amended by such post-effective amendment(s) at the time of its effectiveness, including in each case the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement;" and the U.S. Prospectus and the International Offering Circular in the respective forms first used to confirm sales of ADSs and Shares are hereinafter collectively referred to as the "Prospectus." If the Company has filed a registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to refer to both the Registration Statement referred to above (Commission file number 333-110615) and the Rule 462 Registration Statement, in each case as amended from time to time. The registration statement on Form F-6, at the time it becomes effective, or, if any post-effective amendment(s) is(are) filed with respect thereto, as amended by such post-effective amendment(s) at the time of its effectiveness, including in each case all exhibits thereto, is hereinafter referred to as the "ADS Registration Statement." The registration statement on Form 8-A, at the time it becomes effective, or, if any post-effective amendment(s) is(are) filed with respect thereto, as amended by such post-effective amendment(s) at the time of its effectiveness, including in each case all exhibits thereto, is hereinafter referred to as the "8-A Registration Statement."

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     The ADSs will be evidenced by American Depositary Receipts (the "ADRs") to be issued pursuant to the Deposit Agreement dated as of ., 2003 (the "Deposit Agreement"), among the Company, JPMorgan Chase Bank, as depositary (the "Depositary"), and the holders from time to time of the ADRs. Unless the context otherwise requires, references to "ADSs" herein shall be deemed to include Shares underlying such ADSs and the ADRs evidencing such ADSs.

     1. Representations and Warranties. The Company and the Selling Shareholder, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

          (a) Each of the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement has become effective under the Securities Act or the Exchange Act, as the case may be; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the 8-A Registration Statement is in effect, and no proceedings for such purpose have been instituted by, or are pending before or, to the Company's knowledge, threatened by, the Commission.

          (b) (i) Each of the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the "Securities Act Regulations"), (iii) the 8-A Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), and (iv) the Prospectus does not contain (and the preliminary prospectuses dated November 22, 2003 and December 1, 2003, as of their respective dates, did not contain) and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact and did not, does not and will not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through any of the U.S. Representatives or the International Representatives, as the case may be, expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

          (c) Schedule IV sets forth a correct and complete list of each and every subsidiary of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries"). Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in the Prospectus, except for the loss or interference that would not, individually or in the aggregate, have a material adverse effect on the business, prospects, management, shareholders' or owners' equity, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole ("Material Adverse Effect"); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Prospectus, there has not been any (i) material

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     addition, or development involving a prospective material addition, to the
     Company's liability for future life policyholders' benefits, policyholders' contract deposits and other funds, or reserve for claims and claims adjustment expenses, other than in the ordinary course of business; (ii) material decrease in the surplus of the Company or material change in the capital stock or other ownership interests of the Company or any of its Subsidiaries or any material increase in the long-term debt of the Company and its Subsidiaries, taken as a whole; or (iii) material adverse change, or development involving a prospective material adverse change, in or affecting the business, prospects, management, shareholders' or owners' equity, results of operations or financial position, of the Company and its Subsidiaries, taken as a whole.

          (d) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of its Subsidiaries has (i) entered into or assumed any material contract, (ii) incurred, assumed or acquired any material liability (including contingent liability) or other obligation, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset material to the Company and its Subsidiaries taken as a whole or (iv) entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in clauses (i) through (iii) above, except as disclosed in the Prospectus.

          (e) Except as disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, nor transferred or distributed any cash or other assets to the Selling Shareholder or any of its subsidiaries.

          (f) The Company has been duly incorporated and is validly existing as a joint stock company with limited liability and in good standing under the laws of the PRC, with full legal right, power and authority (corporate and other), as authorized by the PRC government, to own, use, lease and operate its properties, conduct its business in the manner presently conducted and as described in the Prospectus, and is duly qualified to transact business in each jurisdiction in which it conducts any business and duly qualified to own, use, lease and operate its properties in each jurisdiction in which it owns or leases properties and such qualification is required, or is and will be subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each of the Articles of Association, the business license, the insurance business permit and other constituent documents of the Company complies with all applicable requirements of PRC law, including but not limited to the PRC Company Law and the PRC Insurance Law, and each is in full force and effect; and the Selling Shareholder has been duly established as a state-owned enterprise.

          (g) Schedule IV correctly identifies each of the Subsidiaries incorporated or established in the PRC (each a "PRC Subsidiary"). The Company does not have Subsidiaries incorporated or established in any jurisdiction other than the PRC. Each PRC Subsidiary has been duly incorporated or established and is validly existing and in good standing under the laws of the PRC with full legal right, power and authority (corporate and other), as authorized by the PRC government, to own, use, lease and operate its properties, conduct its business in the manner presently conducted and, if such manner is described in the Prospectus, as described in the Prospectus, and is duly qualified to transact business in each jurisdiction in which it conducts any business and duly qualified to own, use, lease and operate its properties in each

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     jurisdiction in which it owns or leases properties and such qualification is required, or is and will be subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each of the Articles of Association, the business license, the insurance business permit (where applicable) and other constituent documents of each PRC Subsidiary complies with all applicable requirements of PRC law, including but not limited to the PRC Company Law and the PRC Insurance Law, and each is in full force and effect.

          (h) Each Subsidiary is a legal person with limited liability and the liability of the Company in respect of equity interests held in such Subsidiary is limited to its investment therein. All of the outstanding shares of capital stock of, or equity interests in, each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and, except as described in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, charges, restrictions upon voting or transfer (other than any statutory right of first refusal of any non-transferring shareholder) or any other encumbrances, equities or claims.

          (i) Except as described in the Prospectus, each of the Company and the Subsidiaries has valid title to, or valid leasehold interests in, all of the real properties and assets that it purports to own and valid title to all personal properties and assets that it purports to own, in each case free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions, except such as would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus, each material lease to which the Company or any of its Subsidiaries is a party is legal, valid, binding and enforceable in accordance with its terms against the other parties thereto, and no default (and, to the Company's best knowledge, no event which, with notice or lapse of time or both, would constitute a default) by the Company or such Subsidiary which has or is likely to have a Material Adverse Effect has occurred and is continuing under any such lease. Except as described in the Prospectus, if the Selling Shareholder is the lessor under any such lease, the Selling Shareholder has valid title to, or unfettered ability to grant, and has granted valid leasehold interests in (and for the terms stated therein) the real properties and assets that are the subject of such lease. Except as described in the Prospectus, each of the Company and its Subsidiaries has obtained all land-use rights and rights of way in respect of the real properties, which are required to conduct its business and to which it holds title, free and clear of all encumbrances and defects, except such as are not material and do not materially interfere with the use made and proposed to be made of such property by the Company or the relevant Subsidiary, as the case may be, and all such land-use rights and rights of way are legal, valid, binding and enforceable in accordance with the terms of their establishment, except such as are not material and do not materially interfere with the use made and proposed to be made of such property by the Company or the relevant Subsidiary, as the case may be. Neither the Company nor any of its Subsidiaries owns, operates, manages or has any other right or interest in any other material real property of any kind, except for the real property described in the property valuation report set out in Annex B of the Prospectus.

          (j) The Company has the registered capital as set forth in the Prospectus, and all of the issued shares of capital stock of the Company
     (i) have been duly authorized, (ii) are validly issued, fully paid and non-assessable, (iii) were not issued in violation of any preemptive or similar rights and (iv) conform in all material respects to the description thereof contained in the Prospectus. There are no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, H Shares or any other capital stock of the Company except pursuant to the Corporate Investor Agreements, this Agreement and the Hong Kong

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     Underwriting Agreement. There are no outstanding rights, warrants or options to acquire, or instruments or securities convertible into or exchangeable for, any shares of capital stock of, or direct interests in, any Subsidiary.

          (k) The Shares to be issued and sold by the Company to the Underwriters hereunder and (in the case of under-subscription in the Hong Kong Public Offering) under the Hong Kong Underwriting Agreement and the Shares to be sold by the Selling Shareholder to the Underwriters hereunder have been duly and validly authorized, and, when issued, in the case of the Shares to be issued and sold by the Company, and delivered against payment therefor pursuant to this Agreement or the Hong Kong Underwriting Agreement, as applicable, will be duly and validly issued and delivered and fully paid and non-assessable; the Shares and the ADSs representing such Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus, including but not limited to the descriptions under the captions "Description of Share Capital" and "Description of American Depositary Receipts" in the Prospectus; the holders of outstanding shares of capital stock of the Company are not, and at the First Closing Time (as defined below) and at each Optional Closing Time (as defined below), if applicable, will not be, entitled to preemptive or other similar rights to acquire the Shares or ADSs; the Shares may be freely deposited by the Company or the Selling Shareholder, as the case may be, with the Depositary (or with the Custodian (as defined below) as agent for the Depositary) in accordance with the Deposit Agreement against issuance of ADRs evidencing ADSs representing the Shares so deposited and sold hereunder by the Company and the Selling Shareholder; the ADSs and the Shares are freely transferable by the Company, or the Selling Shareholder, as the case may be, to or for the account of the several Underwriters and Hong Kong Underwriters, as applicable, and (to the extent described in the Prospectus) the initial purchasers thereof; and, except as described in the Prospectus, there are no restrictions on subsequent transfers of the Shares or the ADSs under the laws of the PRC, Hong Kong or the United States.

          (l) The ADSs have been duly approved for listing, subject to official notice of issuance, on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "LFC". The Shares have been approved in principle for listing on The Stock Exchange of Hong Kong Limited (the "HKSE") under the stock code "2628".

          (m) Each of the Company, each Subsidiary and the Selling Shareholder is duly organized, and each of the Company and the Selling Shareholders is licensed as a nationwide life insurance company in the PRC and, except as disclosed in the Prospectus, is duly licensed or authorized as an insurer in each of the provinces, municipalities and autonomous regions in the PRC in which it conducts any insurance business; each of the Company, each such Subsidiary and the Selling Shareholder has all approvals, orders, consents, authorizations, licenses, certificates, clearances, permits, registrations and qualifications (collectively, the "Approvals") of and from all governmental and insurance regulatory authorities necessary to conduct its business as described in the Prospectus, and there is no pending or, to the knowledge of the Company and the Selling Shareholder, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, except as disclosed in the Prospectus or where the failure to be so duly licensed or authorized would not, individually or in the aggregate, have a Material Adverse Effect.

          (n) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid, and binding agreement of the Company, enforceable in accordance with its terms, subject as to enforceability to

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     bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus.

          (o) Subject to the provisions of the Deposit Agreement, the Depositary, as registered shareholder of the Company, shall have all rights of other shareholders of the Company.

          (p) Each of this Agreement, the Hong Kong Underwriting Agreement, the Corporate Investor Agreements has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (q) All Approvals of or with any insurance regulatory agency, any national, provincial, municipal, local, foreign or other governmental authority, agency or body, any self-regulatory organization or any court or other tribunal or any stock exchange authorities (each a "Governmental Agency", and collectively, "Governmental Agencies") having jurisdiction over the Company or any of the Subsidiaries or the Selling Shareholder or any of their properties required for the deposit of the Shares being deposited with the Depositary against the issuance of ADRs evidencing the ADSs in respect thereof, for the authorization, execution and delivery by the Company and the Selling Shareholder, as the case may be, of this Agreement, the Hong Kong Underwriting Agreement, the Corporate Investor Agreements, the Deposit Agreement, the Restructuring Documents and the Registration Statement, and for the performance by the Selling Shareholder of its obligations contemplated hereunder and thereunder, and for the issuance and sale by the Company, and the sale by the Selling Shareholder, of the Shares and the ADSs, as the case may be, to investors have been obtained or made, are in full force and effect and copies thereof have been furnished to the Global Coordinators, except that no such representation or warranty is made with respect to Approvals as may be required under the United States federal securities laws, the "blue sky" laws of any State of the United States or the securities laws of any jurisdiction outside the United States insofar as such laws apply to the distribution of the Shares and the ADSs by or for the account of the Underwriters.

          (r) Each of the Company, the Subsidiaries, the Selling Shareholder and its subsidiaries has all necessary Approvals of or from, and has made all filings, registrations and declarations (collectively, the "Filings") with, all Governmental Agencies necessary to (i) own, lease, license and use its properties and assets and to conduct its business as in the manner described in the Prospectus, and (ii) use the proceeds to be received by the Company from the Global Offering, without restriction and in the manner contemplated by the Prospectus, except as disclosed in the Prospectus or where the failure to make such filings, registrations and declarations would not, individually or in the aggregate, have a Material Adverse Effect; such Approvals contain no restrictions or conditions not described in the Prospectus, except where such restrictions or conditions would not, individually or in the aggregate, have a Material Adverse Effect, and, except as disclosed in the Prospectus or where the failure to be in full force and effect would not individually or in the aggregate, have a Material Adverse Effect, all Approvals and all Filings are in full force and effect and neither the Company nor the Selling Shareholder nor any of their respective subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or the Selling Shareholder or any of their respective subsidiaries.

          (s) Neither the Company nor any of the Subsidiaries, nor the Selling Shareholder nor any of its subsidiaries, is, in any respect, in violation of any applicable law, rule, regulation, order, ordinance, judgment, decree, whether national, provincial, municipal or local, domestic or foreign, including, without limitation, any insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, except where such violation would not, individually or in the aggregate, have a Material Adverse Effect.

          (t) Except as described in the Prospectus, all dividends and other distributions that may be declared and payable on the shares of capital stock of the Company in Renminbi to the H Share shareholders of the Company may under the current laws and regulations of the PRC be converted into foreign currency and may be freely transferred out of the PRC and all such dividends (i) will not be subject to withholding or other taxes under the current laws and regulations of the PRC, (ii) are otherwise free and clear of any other tax, withholding or deduction in the PRC and (iii) except for conversion of Renminbi into foreign currency, may be so paid without the necessity of obtaining any Approval in the PRC.

          (u) The issuance and sale of the Shares and ADSs being delivered at the relevant Closing Time to be sold by the Company under this Agreement and the Hong Kong Underwriting Agreement, the deposit of the Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs under the Deposit Agreement, the application of the net proceeds from the Global Offering (as set forth in and contemplated by the Prospectus) and the compliance by the Company with all of the provisions of this Agreement, the Hong Kong Underwriting Agreement, the Corporate Investor Agreements and the Deposit Agreement, and the consummation by the Company of the transactions contemplated herein and therein, did not, and will not, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument of any kind whatsoever to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches, violations or defaults which would not (i) individually or in the aggregate, have a Material Adverse Effect, or (ii) affect the validity of, or have any adverse effect on, the issuance and sale of the Shares and ADSs or the other transactions contemplated hereunder; and such actions did not, and will not, result in any violation of the provisions of (x) the Articles of Association, business licenses or other constituent documents of the Company or any of its Subsidiaries or (y) any law or statute or any rule, regulation, judgment, order, decree or Approval of any Governmental Agency having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except, in the case of (y), as would not (i) individually or in the aggregate, have a Material Adverse Effect, or (ii) affect the validity of, or have any adverse effect on, the issuance and sale of the Shares and ADSs and the other transactions contemplated hereunder.

          (v) Neither the Company nor any of the Subsidiaries is (i) in violation of its Articles of Association, business license, insurance business permit (where applicable) or other constituent documents, or (ii) in default (or is aware of an event which, with notice or the passage of time or both, would result in a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject except, in the case of clause (ii) only where such violation or default would not, individually or in the aggregate, have a Material Adverse Effect and would not affect the validity of, or have any adverse effect on, the issuance and sale of the Shares and ADSs or the other transactions contemplated hereunder.

          (w) Except as described in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, any of the Subsidiaries or the Selling Shareholder to the PRC or Hong Kong or the United States or any political subdivision or taxing authority thereof or therein in connection with (i) the creation, allotment and issuance of the Shares, (ii) the deposit with the Depositary of Shares by the Company and the Selling Shareholder against the issuance of ADRs evidencing ADSs,
     (iii) the sale and delivery by the Company and the Selling Shareholder of the Shares and the ADSs to or for the respective accounts of the Underwriters and the Hong Kong Underwriters, as the case may be, in the manner contemplated in this Agreement and in the Hong Kong Underwriting Agreement, (iv) the execution and delivery of this Agreement, the Hong Kong Underwriting Agreement, the Corporate Investor Agreements and the Deposit Agreement or (v) the sale and delivery by the Underwriters and the Hong Kong Underwriters of the ADSs and the Shares, as the case may be, to the initial purchasers thereof, including, without limitation, to the Corporate Investors, in the manner contemplated in the Prospectus or the Hong Kong Prospectus, as the case may be.

          (x) Except as described in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income (except for taxes on their income and operations generally), withholding or other taxes are payable by or on behalf of the Underwriters or the Hong Kong Underwriters to the PRC or Hong Kong or the United States or any political subdivision or taxing authority thereof or therein in connection with (i) the creation, allotment and issuance of the Shares, (ii) the deposit with the Depositary of Shares by the Company and the Selling Shareholder against issuance of ADRs evidencing ADSs, (iii) the sale and delivery by the Company and the Selling Shareholder of the Shares and the ADSs to or for the respective accounts of the several Underwriters and the Hong Kong Underwriters, as the case may be, in the manner contemplated in this Agreement and in the Hong Kong Underwriting Agreement, (iv) the execution and delivery of this Agreement, the Hong Kong Underwriting Agreement, the Corporate Investor Agreements and the Deposit Agreement, (v) the sale and delivery by the Underwriters and the Hong Kong Underwriters of the ADSs and the Shares, as the case may be, to the initial purchasers thereof including, without limitation, to the Corporate Investors, in the manner contemplated in the Prospectus or the Hong Kong Prospectus, as the case may be.

          (y) Except as described in the Prospectus, neither the Company nor any of the Subsidiaries nor any of their respective officers, directors or affiliates (within the meaning of Securities Act and the Securities Act Regulations) has taken, or will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or the Securities and Futures Ordinance of Hong Kong, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or ADSs.

          (z) The Company, the Subsidiaries, the Selling Shareholder, certain subsidiaries of the Selling Shareholder, and certain affiliates of the foregoing (collectively, the "China Life Group" and each company or other entity forming a part of the China Life Group individually, a "China Life Group Member") have completed a series of events and transactions as described under the captions "The Restructuring" and "Relationship with CLIC" in the Prospectus (the "Restructuring Transactions"), including, among other things, (i) the entering into by the Company and the Selling Shareholder of a restructuring agreement (the "Reorganization Agreement"), effective as of June 30, 2003, to effect the restructuring of the China Life Group; (ii) the entering into by the Company and the Selling Shareholder of a policy management agreement dated September 30, 2003 (the "Policy Management Agreement"), under which the Company has agreed to provide certain insurance policy administration services to the Selling Shareholder relating to those insurance policies retained by the Selling Shareholder pursuant to the Reorganization Agreement; (iii) the entering into of two asset management agreements dated November 27, 2003 (the "Asset Management Agreements"), by China Life Asset Management Company Limited ("AMC"), the asset management joint venture established between the Company and the Selling Shareholder, one with each of the Company and the Selling Shareholder respectively under which AMC has agreed to provide investment management services to the Company and the Selling Shareholder; (iv) the entering into by the Company and the Selling Shareholder of a non-competition agreement dated September 30, 2003 (the "Non-Competition Agreement"), under which the Selling Shareholder has agreed, among other things and subject to certain exceptions, to refrain from operating businesses which compete or would compete with the Company, without the Company's written consent; (v) the entering into by the Company and the Selling Shareholder of a trademark license agreement dated September 30, 2003 (the "Trademark License Agreement"), under which the Selling Shareholder granted a non-exclusive license to the Company to use certain trademarks, as described in the Prospectus; and (vi) the entering into by the Company and the Selling Shareholder of a 20-year property leasing agreement dated September 30, 2003 (the "Property Leasing Agreement"), under which the Company has agreed to lease from the Selling Shareholder certain properties as described therein. All material documents that were executed by or issued to the Company, the Selling Shareholder or any Governmental Agency in connection with the Restructuring Transactions are set forth in Schedule V. The documents set forth in Schedule V are hereinafter collectively referred to as the "Restructuring Documents" and individually as a "Restructuring Document." Each Restructuring Document constituting an agreement is hereinafter referred to as a "Restructuring Agreement" and collectively as the "Restructuring Agreements."

          (aa) The descriptions of the Restructuring Transactions and the legal and other consequences thereof set forth in the Prospectus under the captions "The Restructuring" and "Relationship with CLIC" are accurate, complete and fair in all material respects. Except as described in the Prospectus, all of the Restructuring Transactions have been effected prior to the date hereof in compliance with all applicable national, provincial, municipal and local laws in the PRC. The Restructuring Transactions constitute legal, valid and binding transactions completed by the parties to the Restructuring Agreements.

          (bb) All material Approvals required from or of any Governmental Agency in connection with the Restructuring Transactions and the execution, delivery and performance of the Restructuring Agreements have been made or obtained in writing, including, without limitation, all actions necessary for the approval of the Restructuring Transactions by the PRC State Council, the China Insurance Regulatory Commission (the "CIRC"), the PRC Ministry of Finance (the "MOF"), the China Securities Regulatory Commission (the "CSRC"), the State Administration of Industry and Commerce (the "SAIC") and the State Taxation Administration (the "STA"), and no such Approval has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed.

          (cc) Each Restructuring Document has been duly authorized, executed and delivered by the Company, the Selling Shareholder, each Subsidiary and other China Life Group Member that is a party to such Restructuring Document, as the case may be, prior to the date hereof, and each Restructuring Agreement constitutes a legal, valid and binding agreement of the Company, the Selling Shareholder, each such Subsidiary and China Life Group Member that is a party to such Restructuring Agreement, as the case may be, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (dd) The Restructuring Transactions and the execution by the Company, the Subsidiaries, the Selling Shareholder or the other China Life Group Members of each Restructuring Document to which it is a party and the delivery by each of the Company, the Subsidiaries, the Selling Shareholder and such other China Life Group Members of, and the performance by each of the Company, the Subsidiaries, the Selling Shareholder and such other China Life Group Members of its obligations under, each Restructuring Document to which it is a party and the consummation of the Restructuring Transactions does not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries or the Selling Shareholder or any of the other China Life Group Members is a party, or by which the Company or any of the Subsidiaries or the Selling Shareholder or any of the other China Life Group Members is bound or to which any of the property or assets of the Company or any of the Subsidiaries or the Selling Shareholder or any of the other China Life Group Members is subject, that individually or in the aggregate, is material to the Selling Shareholder and its subsidiaries, taken as a whole, or to the Company and the Subsidiaries, taken as a whole, and such actions did not, and will not, result in any violation of the provisions of (i) the Articles of Association, business licenses, insurance business permits (where applicable) or other constituent documents of the Company or any Subsidiary or the Selling Shareholder or any of the other China Life Group Members or (ii) any law or statute or any order, rule, regulation, judgment, order or decree of any Governmental Agency having jurisdiction over the Company or any of the Subsidiaries or the Selling Shareholder or any of the other China Life Group Members or any of their properties, except, in the case of clause (ii) above, for such violations which would not individually or in the aggregate, (x) have a Material Adverse Effect, or (y) affect the valid and binding nature of the Restructuring Transactions or any Restructuring Document.

          (ee) In connection with the Restructuring Transactions, the Selling Shareholder has legally and validly transferred to the Company (i) all long-term insurance policies (policies having a term of more than one year from the date of issuance) written by the Selling Shareholder and issued on or after June 10, 1999, having policy terms approved by or filed with the CIRC on or after June 10, 1999 and either (A) recorded as a long-term insurance policy as of June 30, 2003 in a database attached to the Reorganization Agreement as an annex or (B) having policy terms for group supplemental medical insurance (fund type),
     (ii) all stand-alone short-term policies (policies having a term of one year or less from the date of issuance) issued on or after June 10, 1999 and (iii) all riders supplemental to the policies described in clauses (i) and (ii) above, together with those reinsurance contracts specified in an annex to the Reorganization Agreement (collectively, the "Transferred Policies"). All insurance policies written by the Selling Shareholder and issued on or before June 30, 2003 (collectively, the "Non-Transferred Policies") were legally and validly retained by the Selling Shareholder. All new insurance policies written after June 30, 2003 by or on behalf of the Company are the policies of the Company, and, except as described in the Prospectus, no insurance policies have been written for the account of CLIC after June 30, 2003. Except as disclosed in the Prospectus, the transfer of the Transferred Policies from the Selling Shareholder to the Company is legal, valid and binding against each and every policyholder of the Transferred Policies, and in particular, legal, valid and binding consents of the policyholders have been duly obtained with respect to the transfer of each of the Transferred Policies, including, but not limited to, consent from each policyholder who acquired a Transferred Policy written by the Selling Shareholder and issued on or after May 28, 2003; and no holder of a Transferred Policy has any valid claim against the Selling Shareholder or the Company arising out of or in connection with the Restructuring Transactions or any of them. No consent of any holder of a policy written by the Selling Shareholder which is not a Transferred Policy is or was necessary in connection with the transfer of the Transferred Policies or any of the other Restructuring Transactions and no holder of any such policy has any valid claim against the Selling Shareholder or the Company arising out of or in connection with the Restructuring Transactions or any of them. No claim by any holder of a policy written by the Selling Shareholder or the Company arising out of or in connection with the Restructuring Transactions or any of them is pending or, to the knowledge of the Company and the Selling Shareholder, threatened. Neither the Company nor any of the Subsidiaries is liable for any debts or other liabilities of the Selling Shareholder not specifically assumed by the Company in the Restructuring Transactions. The Company and the Subsidiaries do not and will not have any payment obligations or other liabilities to policyholders, of or otherwise in respect of, those policies that were retained by the Selling Shareholder in the Restructuring Transactions.

          (ff) A special purpose fund to satisfy the payment of benefits and claims obligations arising from the Non-Transferred Policies, as well as expenses incurred in operating the special purpose fund, including third-party management fees and professional fees and such other purposes as the management committee of the fund may agree is currently in the process of being established by the Selling Shareholder and the MOF. The MOF has the authority to issue its approval regarding the special purpose fund, the approval is valid and effective and neither the Company nor the Selling Shareholder has any reason to believe that the MOF will revoke the approval. The descriptions of the fund and the MOF's approval thereof contained in the Prospectus are fair and accurate in all material respects.

          (gg) Except as disclosed in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect, all of the Selling Shareholder's exclusive sales agents, of whom the total number was approximately 650,000 as of June 30, 2003, have legally and validly (i) entered into sales agency contracts with the Company and (ii) terminated their respective sales agency contracts with the Selling Shareholder.

          (hh) Each agreement of the Selling Shareholder relating to any bancassurance arrangement, non-dedicated agency, dedicated insurance agency, insurance brokerage company and other intermediary which was in existence prior to the Restructuring Transactions has been legally and validly transferred to the Company and each necessary consent of each other party to each such agreement has been obtained and is legal, valid and binding, except for such failures to effect a valid transfer or obtain a necessary consent as would not, individually or in the aggregate, have a Material Adverse Effect and which, to the extent material, are described in the Prospectus.

          (ii) In connection with the Restructuring Transactions, all consents, approvals and authorizations have been legally, validly and unconditionally obtained in writing from third parties under any joint venture agreements, distribution agreements or arrangements with any commercial banks, post offices, savings cooperatives, travel agencies, hotels, airline sales counters and insurance brokerage and insurance agency companies, bank loans, guarantees and all other contracts, where such contracts, agreements or arrangements purportedly have been transferred or assigned to the Company, except as disclosed in the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect.

          (jj) Other than the Restructuring Documents and the Restructuring Agreements as set forth in Schedule V, there are no other material documents or agreements, written or oral, that have been entered into by the Company and the Selling Shareholder in connection with the Restructuring Transactions which have not been previously provided, or made available, to the Underwriters and, to the extent material, disclosed in the Prospectus.

          (kk) None of the Company, the Subsidiaries and the businesses now run by the Company and the Subsidiaries, nor, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees have, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality in the PRC, Hong Kong or any other jurisdiction or (ii) made any contribution, payment or gift of funds or property to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift, after the registration of the Shares and ADSs under the Exchange Act, will cause the Company to be in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder, if applicable.

          (ll) The Registration Statement, the U.S. Prospectus, the ADS Registration Statement and the 8-A Registration Statement and the filing thereof with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

          (mm) There are no legal, governmental or arbitral proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Subsidiaries is a party (including, without limitation, any proceeding challenging the effectiveness or validity of the Restructuring Transactions) or to which any of the properties of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (nn) Except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries has any material obligations to provide housing benefits, severance or retirement benefits, death or disability benefits or other actual or contingent employee benefits or perquisites to any (i) present or past employees, whether permanent or temporary, of the Company or any of the Subsidiaries, (ii) present or past employees of other China Life Group Members, (iii) present or past employees of the Selling Shareholder, (iv) parties that transferred assets or businesses to the Company and the Subsidiaries in connection with the Restructuring Transactions or (v) any Governmental Agency.

          (oo) All material guarantees of indebtedness of the Company or any of the Subsidiaries are in full force and effect, and there are no outstanding material guarantees or contingent payment obligations of the Company or any of the Subsidiaries in respect of indebtedness of any party that is not the Company or any of the Subsidiaries, except as disclosed in the Prospectus. No indebtedness (actual or contingent) and no contract or arrangement (other than employment contracts or arrangements) is outstanding between
     (i) the Company or any of the Subsidiaries and (ii) any director or officer of the Company or of the Subsidiaries or any person connected (within the meaning of the Hong Kong Listing Rules) with such director or officer (including but not limited to his or her spouse, infant, child or any company or undertaking in which he or she holds a controlling interest).

          (pp) There are no material relationships or transactions between the Company or any of the Subsidiaries, on one hand, and their respective affiliates, officers and directors or their shareholders, customers or suppliers, on the other hand, which are not disclosed or reflected in the Prospectus; and the statements in the Prospectus in this regard are true and correct in all material respects, and do not omit anything necessary to make such statements, in light of the circumstances under which they are made, not misleading.

          (qq) Except as disclosed in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries own or have valid licenses in full force and effect for the lengths of time indicated in the Prospectus or otherwise have the legal right to use, or can acquire on reasonable terms, all material, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (including the "China Life" name and logo) currently employed by them in connection with the businesses currently operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect; to the Company's and the Selling Shareholders' knowledge in conducting its business activities, none of the Company or any of the Subsidiaries has infringed any patent, copyright, title, trademark, service mark, trade name or other intellectual property rights already registered by a third party in the PRC or elsewhere, other than such infringements which, either individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries hold any patent, patent rights or inventions which are individually or in the aggregate material to their businesses.

          (rr) The Company and the Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes to be adequate for their respective businesses. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue the businesses of the Company and the Subsidiaries at a cost that would not materially and adversely affect the business, prospects, management, shareholders' or owners' equity, results of operations of the Company and the Subsidiaries, taken as a whole.

          (ss) All returns, reports or filings required to be made by or in respect of the Company and the Subsidiaries for tax purposes have been made and all such returns are up to date, correct and complete in all material respects, and, to the knowledge of the Company, are not the subject of any material dispute with the relevant revenue or other appropriate authorities; the provisions included in the audited accounts as set out in the Prospectus include appropriate provision required under the generally accepted accounting principles in Hong Kong ("HK GAAP") for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company or any of the Subsidiaries was then or might reasonably be expected thereafter to become or have become liable; neither the Company nor any of the Subsidiaries has received notice of any tax deficiency that has been asserted or assessed against the Company or any of the Subsidiaries which, if so assessed, would or would be likely to have a Material Adverse Effect, and all taxes that are required to be paid have been paid by the Company and the Subsidiaries.

          (tt) No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or the Subsidiaries exists or, to the Company's knowledge, is imminent or is threatened. No material labor dispute, work stoppage, slow down or other conflict involving the sales agents of the Company or any of the Subsidiaries exists, is imminent or is threatened.

          (uu) The statements set forth in the Prospectus (i) under the captions "Description of Share Capital" and "Description of American Depositary Receipts," insofar as they purport to constitute a summary of
     (x) the terms of the Shares and the relevant provisions of the Articles of Association of the Company and (y) the terms of the ADSs and the relevant provisions of the Deposit Agreement, respectively, and (ii) under the captions "Regulation," "Shares Eligible for Future Sale," and "Taxation", insofar as they purport to describe the provision of laws and documents referred to therein, and under the caption "Underwriting," insofar as they purport to describe the provisions of this Agreement and the Hong Kong Underwriting Agreement referred to therein, are accurate, complete and fair in all material respects.

          (vv) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares and the ADSs registered pursuant to the Registration Statement and the ADS Registration Statement.

          (ww) Under the laws of the PRC, none of the Company, any of the Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waivers and agreements of the Company in this Agreement, the Hong Kong Underwriting Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement, the Hong Kong Underwriting Agreement and the Deposit Agreement are legal, valid and binding under the laws of the PRC.

          (xx) Except as described in the Prospectus, no holder of any of the Shares or ADSs after the completion of the Global Offering will be subject to liability in respect of any liability or obligation of the Company by virtue only of the holding of any such Shares or ADSs. Except as disclosed in the Prospectus and the Deposit Agreement and except as prohibited by applicable securities laws in relation to the offering of securities, there are no limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities.

          (yy) The Company is not, and after giving effect to the offering and sale of the ADSs and Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to registered as an "investment company" as such term is defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act").

          (zz) The Company is not a "passive foreign investment company" ("PFIC") within the meaning of section 1297 of the United States Internal Revenue Code of 1986, as amended, for the year ending December 31, 2003 and the Company has no plan or intention to conduct its business in a manner that would reasonably be expected to result in the Company becoming a PFIC in the future under the current law and regulations.

          (aaa) The historical consolidated financial statements and notes thereto, the summary historical consolidated financial data and notes thereto, and the selected historical consolidated financial data and notes thereto of the Company and the Subsidiaries included in the Prospectus were prepared in accordance with HK GAAP consistently applied throughout each of the periods involved, and fairly present the consolidated financial condition and result of operations of the Company and the Subsidiaries as of the dates and for the periods presented, and the reconciliation thereof to U.S. GAAP fairly and accurately presents the effects on the selected items of the Company's accounts of the significant differences between HK GAAP and U.S. GAAP as of the dates and for the periods presented, and such reconciliation has been prepared in accordance with U.S. GAAP applied on a consistent basis and fully complies with the applicable requirements of the Securities Act; and the unaudited pro forma consolidated financial data and notes thereto and the summary thereof included in the Prospectus were prepared in accordance with the applicable requirements of the Securities Act and the Commission's Regulation S-X, the Company's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the events described therein, in the unaudited pro forma statement of income for the year ended December 31, 2002 and the six-months ended June 30, 2003 and 2002 and the pro forma balance sheet as of June 30, 2003, the pro forma adjustments give appropriate effect to those assumptions, and the calculations made to determine such pro forma amounts reflect the proper application of those adjustments to the historical financial statement amounts. No other financial statements, schedules or pro forma financial information of the Company or the Subsidiaries are required by the Securities Act or the applicable rules and regulations thereunder to be included in the Prospectus, except such as have been omitted with the approval of the accounting staff of the Division of Corporation Finance of the Commission.

          (bbb) All statistical information (except for such statistical information which is disclosed in the Prospectus as having come from a source other than the Company, which source the Company confirms it believes to be reliable), including numbers of insurance policies and annuity contracts, exclusive sales agents and distribution outlets, included in the Prospectus has been derived from the records of the Company and the Subsidiaries using systems and procedures which incorporate adequate safeguards to ensure that the information, in all material respects, is accurate and complete and presents fairly the information shown therein.

          (ccc) PricewaterhouseCoopers, who have audited the financial statements of the Company and the Subsidiaries and delivered their report with respect to the audited consolidated financial statements and notes thereto included in the Prospectus, is an independent public accountant within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder; each of the Company and the Subsidiaries has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements and notes thereto in conformity with the HK GAAP, with a reconciliation to the U.S. GAAP, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions taken with respect to any differences and (v) each of the Company and the Subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of consolidated financial statements and notes thereto in accordance with the HK GAAP, with a reconciliation thereof to the U.S. GAAP; and the management information and accounting control system of the Company and the Subsidiaries has been in operation for at least six months during which no material difficulty with regard to any of the matters referred to in (i) through (v) above has been experienced.

          (ddd) The prospective and unaudited information included in the Prospectus under the caption "Prospective Financial Information" (the "Prospective Financial Information") (i) was made by the Company after due and proper consideration and represents reasonable and fair expectations honestly held based on facts known to the Company at the date of the Prospectus and the assumptions stated in the Prospectus, and (ii) has been properly compiled based on the assumptions described therein. The assumptions and methods used in the preparation of the Prospective Financial Information (A) are all those that the Company believes are significant in estimating the total operating revenue and the net income of the Company for the year ending December 31, 2003, and (B) reflect, for the year ending December 31, 2003, the Company's reasonable estimate of the events, contingencies and circumstances described therein; and the Prospective Financial Information presents the Company's reasonable estimate, as of the date hereof, of the net income of the Company and the net income per share of the Company for the year ending December 31, 2003. The unaudited condensed consolidated financial statements of the Company as of and for the three and nine months ended September 30, 2002 and 2003 and previously furnished to the Underwriters have been prepared in accordance with HK GAAP and on a basis consistent with that of the audited financial statements of the Company included in the Prospectus, and the Prospectus fairly and accurately describes the material ways in which the methods used in the preparation of such financial statements differ from the methods used in the preparation of the Company's audited financial statements contained in the Prospectus.

          (eee) The calculations of embedded value as of June 30, 2003 included in Annex A of the prospectus have been properly effected based on the assumptions and estimates described in such Annex A. The estimates and assumption (or, where a range of assumptions is used, the range of assumptions chosen) upon which such calculations are based represent reasonable and fair expectations honestly held (or, where a range of assumptions is used, represent a reasonable range of assumptions in the circumstances) based on facts known to the Company at the date of the Prospectus.

          (fff) The Prospectus fairly and accurately describes (i) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and
     (ii) all off-balance sheet transactions, arrangements, and obligations, that are reasonably likely to have a material effect on the liquidity of the Company and the Subsidiaries, taken as a whole, or the availability thereof or the requirements of the Company and the Subsidiaries for capital resources. [The section entitled "Operating and Financial Review and Prospects - Critical Accounting Policies" in the Prospectus fairly and accurately describes, in all material respects, the accounting policies which the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and which require management's most difficult, subjective or complex judgments;]

          (ggg) None of the Company, the Subsidiaries or any of the businesses now run by the Company or any of the Subsidiaries does any business with the Governments of Burma (Myanmar), Cuba, Iran, Libya or Sudan or any agent, "Specially Designated National" or "Blocked Person" (identified in 31 CFR, Subtitle B, Chapter V, Appendix 1) thereof or with any other person subject to sanctions under any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or any person or entity in those countries or with those persons, or perform contracts in support of projects in or for the benefit of those countries or those persons.

          (hhh) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity that would give rise to any claim against the Company or any Underwriter for brokerage commissions, finder's fees or other payments in connection with the Global Offering.

          (iii) No Subsidiary of the Company is currently prohibited, directly or indirectly, from (i) repaying to the Company any loans or advances to such Subsidiary from the Company; or (ii) paying any dividends or other distributions to the Company declared and payable on the Company's direct or indirect equity interest in such Subsidiary.

          (jjj) In respect of the connected transactions (as defined under the Hong Kong Listing Rules) with CLIC (the "Connected Transactions"):

                (i) The statements contained in the Prospectus relating to the Connected Transactions are true, accurate and complete in all material respects and there are no other facts known or which could on reasonable enquiry have been known to the Company's Directors, the omission of which would make any such statements misleading in all material respects, and there are no other Connected Transactions which have not been disclosed in the Prospectus;

                (ii) All information (including but not limited to historical figures) and documentation provided by the Company to the Global Coordinators, the sponsors of the Hong Kong Public Offering (the "Sponsors") and the Hong Kong Underwriters are true, accurate and complete in all material respects and there is no other information or documents which have not been provided the result of which would make the information and documents so received misleading in all material respects;

                (iii) The transactions referred to in the section entitled "Relationship with CLIC" in the Prospectus have been entered into (and the Company knows of no reason why that will not be carried out), on normal commercial terms and are fair and reasonable insofar as the shareholders of the Company are concerned and the Directors, in coming to their views have made, as they consider, due and proper inquiries and investigations of such transactions;

                (iv) Each of the Company and the Selling Shareholder has at all relevant times complied with and will continue to comply with the terms of the Connected Transactions disclosed in the Prospectus for so long as the agreement relating thereto is in effect, and shall inform the Global Coordinators and the Sponsors promptly should there be any breach of any such terms either before or after the listing of the Shares on the HKSE; and

                (v) Each of the Connected Transactions Agreements disclosed in the Prospectus constitutes a legal, valid and binding agreement, enforceable in accordance with its terms by the relevant member of the China Life Group against the other party subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditor rights and to general equitable principles.

          (kkk) The Company has filed with the Director-General of Kanto Local Finance Bureau of the Ministry of Finance of Japan (the "KLFB") a securities registration statement with respect to the Japanese POWL and amendments to such securities registration statement pursuant to the Securities and Exchange Law of Japan; a further amendment to such securities registration statement in the form heretofore delivered to the Global Coordinators is proposed to be filed by the Company with the KLFB promptly after the execution of this Agreement (such securities registration statement and all such amendments, collectively, the "Japanese Securities Registration Statement"); the registration made under the Japanese Securities Registration Statement will become effective on the date immediately subsequent to the date hereof; and the Japanese Securities Registration Statement, on the date hereof, (i) conforms in all material respects to the requirements of Securities and Exchange Law of Japan and the cabinet orders and ministerial ordinances and other rules and regulations thereunder (the "Japanese Rules and Regulations"), and (ii) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (lll) The Company has prepared a preliminary prospectus with respect to the Japanese POWL (the "Japanese Preliminary Prospectus") and intends to prepare a supplement or supplements to the Japanese Preliminary Prospectus which together with the Japanese Preliminary Prospectus will form a final prospectus (the "Japanese Final Prospectus"); and the Japanese Preliminary Prospectus at the time of issue thereof conformed, and the Japanese Final Prospectus at the time of issue thereof will conform, in all material respects to the requirements of the Securities and

     Exchange Law of Japan and the Japanese Rules and Regulations, and the Japanese Preliminary Prospectus at the time of issue thereof did not, and the Japanese Final Prospectus at the time of issue thereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (mmm) Since the respective dates as of which information is given in the Japanese Securities Registration Statement and the Japanese Final Prospectus, there has not been any material adverse change in the business, prospects, management, shareholders' or owners' equity, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole.

     Any certificate signed by any officer of the Company and delivered to the Global Coordinators or the U.S. Representatives and the International Representatives or counsel for the Underwriters in connection with the Global Offering shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

     2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters that:

          (a)   It is a state-owned enterprise duly established in the PRC.

          (b) Each of this Agreement, the Restructuring Agreements to which the Selling Shareholder is a party, the Hong Kong Underwriting Agreement and the Corporate Investor Agreements executed by the Selling Shareholder has been duly authorized, executed and delivered by the Selling Shareholder, and constitutes a legal, valid and binding agreement of the Selling Shareholder, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) All Approvals of or with any Governmental Agency having jurisdiction over the Selling Shareholder or any of its properties required for the deposit of the Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at each Closing Time by the Selling Shareholder, for the sale and delivery of the Shares and ADSs to be sold by the Selling Shareholder hereunder, for the authorization, execution and delivery by the Selling Shareholder of this Agreement, the Hong Kong Underwriting Agreement, the Corporate Investor Agreements and the Restructuring Documents, and for the performance by the Selling Shareholder of its obligations contemplated thereunder have been obtained or made and are in full force and effect, except that no such representation or warranty is made with respect to Approvals as may be required under the United States federal securities laws, the "blue sky" laws of any State of the United States or the securities laws of any jurisdiction outside the United States insofar as such laws apply to the distribution of the Shares and the ADSs by or for the account of the Underwriters; and the Selling Shareholder has full right, power and authority to enter into this Agreement, the Hong Kong Underwriting Agreement and the Corporate Investor Agreements and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder, in each case free and clear of all liens, security interests, charges, encumbrances, equities or claims of any kind.

          (d) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement, the Hong Kong Underwriting Agreement, the Corporate Investor Agreements, the Restructuring Documents and the consummation of the transactions contemplated hereunder and thereunder, the sale of the Shares or ADSs to be sold by the Selling Shareholder hereunder, and the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at each Closing Time by the Selling Shareholder, did not, and will not contravene any provision of (i) the Articles of Association, business license, the insurance business permit or other constituent documents of the Selling Shareholder, (ii) any law or statute or any rule, regulation, judgment, order, decree or Approval of any Governmental Agency having jurisdiction over the Selling Shareholder, (iii) any agreement or other instrument binding upon the Selling Shareholder, or (iv) any judgment, order or decree of any Governmental Agency having jurisdiction over the Selling Shareholder, except, in the case of (ii), (iii) and (iv), as would not (x) individually or in the aggregate, have a Material Adverse Effect, or (y) affect the validity of, or have any adverse effect on, the issuance and sale of the Shares and ADSs or the other transactions contemplated hereunder.

          (e) The Selling Shareholder has, and immediately prior to each Closing Time will have, good and valid title to the Shares and the ADSs to be sold by the Selling Shareholder hereunder and under the Hong Kong Underwriting Agreement and the Corporate Investor Agreements, free and clear of all liens, security interests, charges, encumbrances, equities or claims of any kind; and, upon delivery of the Shares and the ADSs and payment therefor pursuant hereto and thereto, good and valid title to such Shares or ADSs, free and clear of all liens, security interests, charges, encumbrances, equities or claims of any kind, will pass to the several Underwriters and the Hong Kong Underwriters, as applicable, and (to the extent described in the Prospectus) the initial purchasers thereof.

          (f) Except as described in the Prospectus, neither the Selling Shareholder nor any of its subsidiaries has taken, or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in under the Exchange Act, [the Securities and Futures Ordinance of Hong Kong, the rules and regulations of the Hong Kong Stock Exchange Limited or the Listing Rules], in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs.

          (g) Under the laws of the PRC, none of the Selling Shareholder and its subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waivers and agreements of the Selling Shareholder in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement are legal, valid and binding under the laws of the PRC.

          (h) Except as disclosed in the Prospectus, the Shares delivered at each Closing Time by the Selling Shareholder will be freely transferable by the Selling Shareholder; and, except as described in the Prospectus, there are no restrictions on subsequent transfers of the shares under the laws of the PRC, Hong Kong or the United States.

          (i) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against the Selling Shareholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the Global Offering.

     Any certificate signed by any officer of the Selling Shareholder and delivered to the Global Coordinators or the U.S. Representatives and the International Representatives or counsel for the Underwriters in connection with the Global Offering shall constitute a representation and warranty hereunder by the Selling Shareholder, as to matters covered thereby, to each Underwriter.

     3.   Agreements to Sell and Purchase.

          (a) (i) Each of the Company and the Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase or procure the purchase from the Company and the Selling Shareholder, the respective numbers of Firm ADSs set forth in Schedules I and II hereto opposite its name at U.S.$. per ADS (the "ADS Purchase Price"). The Underwriters may, in their discretion, require that Shares be delivered in lieu of such Firm ADSs. The purchase price per Share shall be Hong Kong $. (the "Share Purchase Price," and with the ADS Purchase Price, the "Purchase Price"). [Any Hong Kong Securities and Futures Commission (the "SFC") transaction levy, investor compensation levy and HKSE trading fee payable on Shares underlying the ADSs or Shares delivered in lieu of ADSs pursuant to Section 3(c) below in the U.S. Offering and the International Offering (for the avoidance of doubt, including in the circumstances set forth in Section 3(e) below) shall be paid by the Company and the Selling Shareholder in respect of the ADSs or Shares sold by them, and the Company and the Selling Shareholder hereby authorize the Underwriters to deduct for each Share sold by them (including Shares represented by the ADSs) an amount equal to such SFC transaction levy, investor compensation levy and HKSE trading fee (equal to 0.005%, 0.002% and 0.005%, respectively, of the price to be paid by public investors in the Hong Kong Public Offering per H Share) from the proceeds of the U.S. Offering and International Offering in respect of the ADSs or Shares sold by them, and the Underwriters shall pay such amount to the HKSE.]

                (ii) Notwithstanding the foregoing provisions of this Section 3(a), it is understood that . ADSs, representing . H Shares intended to be sold to the Corporate Investors identified in Schedule III are being severally underwritten by the International Underwriters in the form of Shares or ADSs as part of the International Offering at the Share Purchase Price or the ADS Purchase Price.

          (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and the Selling Shareholder hereby grant an option to the U.S. Underwriters and International Underwriters to purchase, severally and not jointly, up to . Optional ADSs at the ADS Purchase Price. The Global Coordinators, may, in their discretion, require that Shares be delivered in lieu of such Optional ADSs, and the purchase price per Share shall be the Share Purchase Price. The option hereby granted may be exercised in whole or from time to time in part solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. If the Global Coordinators, on behalf of the Underwriters, elect to exercise such option, the Global Coordinators shall so notify the Company and the Selling Shareholder in writing from time to time not later than 30 days after the date on which dealing of ADSs commences on the NYSE or dealing of H Shares commences on the HKSE, whichever is earlier, which notice shall specify the number of Optional ADSs as to which the several

     Underwriters are exercising the option and the date on which such Optional ADSs are to be purchased. Such date of purchase of Optional ADSs may be the same as the First Closing Time (as defined below) but in no event earlier than the First Closing Time nor later than [ten] business days after the date of such notice. The maximum number of Optional ADSs to be sold by the Company is . and the maximum number of Optional ADSs to be sold by the Selling Shareholder is .. In the event the Underwriters exercise less than their full over-allotment option, the respective number of Optional ADSs to be sold by the Company and the Selling Shareholder shall be, as nearly as practicable to eliminate fractional shares, in the same proportion to the total number of Optional Shares being sold as the respective maximum number of Optional ADSs to be sold by the Company and the Selling Shareholder bears to the total of such maximum numbers. If any Optional ADSs are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of such Optional ADSs (subject to such adjustments to eliminate fractional shares as the Global Coordinators may determine) that bears the same proportion to the total number of Optional ADSs to be purchased as the number of Firm ADSs set forth in Schedules I or II hereto, respectively, opposite the name of such Underwriter bears to the total number of Firm ADSs. The Global Coordinators in their sole discretion shall have the authority (i) to exercise the over-allotment option on behalf of the Underwriters and (ii) to allocate the Optional ADSs among the U.S. Offering and the International Offering to cover any over-allotments.

          (c) As noted in Sections 3(a) and 3(b) above, the Underwriters or, in the case of Optional ADSs, the Global Coordinators, may, in their discretion, require that Shares be delivered in lieu of Firm ADSs or Optional ADSs at the Share Purchase Price which is expressed in Hong Kong dollars. The parties hereto agree and acknowledge that the price for each H Share to be offered in the Hong Kong Public Offering to be paid by public investors in Hong Kong, will, together with a 1% brokerage fee, a 0.005% SFC transaction levy, a 0.002% investor compensation levy and a 0.005% HKSE trading fee and subject to any necessary rounding, be the same as the price per Share in the U.S. Offering and International Offering.

          (d) The Company agrees and acknowledges that (i) pursuant to the Intersyndicate Agreement, the Underwriters and the Hong Kong Underwriters have agreed that if the number of Shares validly applied for in the Hong Kong Public Offering exceeds (1) 15 times or more but less than 50 times,
     (2) 50 times or more but less than 100 times or (3) 100 times or more than 100 times of the aggregate number of Shares initially available in such offering, then an additional . Shares, . Shares and . Shares, respectively, shall be reallocated to the Hong Kong Public Offering from the U.S. Offering and/or the International Offering; provided, however, that the ADSs or Shares to be sold to Corporate Investors shall not be subject to reallocation to the Hong Kong Public Offering thereunder; Shares reallocated to the Hong Kong Public Offering in each such case are hereafter referred to as the "Reallocated Shares," and that in the event of a reallocation, the number of ADSs offered in the U.S. Offering and/or International Offering will be correspondingly reduced in such manner as the Global Coordinators, in their sole discretion, deem appropriate; and
     (ii) Reallocated Shares shall be delivered to the investors in the Hong Kong Public Offering in the same manner and at the same time as Hong Kong Shares originally included in the Hong Kong Public Offering (and shall be subject to such pro-ration and allocation mechanisms as are set forth in the Hong Kong Underwriting Agreement).

          In consideration for the underwriting obligations expressed herein, an amount equal to the aggregate underwriting discounts and commissions on any Reallocated Shares reallocated from the U.S. Offering and/or International Offering, as the case may be (calculated in accordance with the per Share or per ADS underwriting discounts and commissions set forth in Section 3(a) of this Agreement), shall be withheld by the Underwriters from the amount otherwise payable hereunder to the Company in respect of the ADSs and the Shares as if the relevant ADSs or Shares had been sold to the Underwriters at the relevant Purchase Price hereunder. The Global Coordinators shall be entitled to the selling concession portion of the applicable underwriting discounts and commissions on such Reallocated Shares and, notwithstanding any provision herein to the contrary, the Underwriters shall have no other payment obligation to the Company or the Selling Shareholder with respect to the Reallocated Shares.

          (e) The Company acknowledges and agrees that if an Under-Subscription (as defined in the Hong Kong Underwriting Agreement) shall occur, the Global Coordinators may reallocate all or some of the Hong Kong Shares to one or more of the Underwriters in such amounts as the Global Coordinators and each such Underwriter may agree, whereupon such Underwriter will become obligated to pay the Share Purchase Price payable hereunder for such Hong Kong Shares to the Company and the Selling Shareholder, as the case may be. Underwriting discounts and commissions with respect to such reallocated Hong Kong Shares (calculated in accordance with the per Share or per ADS underwriting discounts and commissions set forth in Section 3(a) of this Agreement) shall be allocated among the relevant Underwriters pursuant to the Intersyndicate Agreement.

          (f) The Company acknowledges and agrees that the Underwriters may satisfy their obligations to purchase any or all of the ADSs or Shares hereunder by procuring on behalf of the Company and the Selling Shareholders purchasers for the ADSs and/or Shares, respectively; provided that such obligations will not be satisfied until payment has been made by the purchasers against delivery of the ADSs and/or Shares by the Company or the Selling Shareholder, as the case may be.

     4. Terms of Public Offering. The Company and the Selling Shareholder are advised by the Global Coordinators that the Underwriters propose to make an offering of their respective portions of the ADSs as soon after the Registration Statement, the ADS Registration Statement and this Agreement, and the registration made under the Japanese Securities Registration Statement, have become effective as in the judgment of the Global Coordinators is advisable, upon the terms set forth in the Prospectus.

     5.   Payment and Delivery.

          (a) With respect to all or a portion of the ADSs to be purchased and sold hereunder at each Closing Time, the Global Coordinators, on behalf of the several Underwriters, may elect to have Shares delivered and paid for hereunder in lieu of, and in satisfaction of, the obligations of the Company and the Selling Shareholder to sell to the several Underwriters, and the several Underwriters' obligations to purchase, ADSs. Notice of such election shall be given by the Global Coordinators to the Company and the Selling Shareholder at least [forty-eight (48)] hours prior to such Closing Time (as defined below) (the "Notification Time") with the final number of Shares to be confirmed to the Company and the Selling Shareholder at least [twenty-four (24)] hours prior to such Closing Time. The number of Shares to be
                                       26
     purchased as a result of the making of such election shall be adjusted by the Global Coordinators so as to eliminate any fractional ADSs.

          (b) If an election has been made in accordance with Section 5(a) above, the Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Global Coordinators may request upon notice to the Company and the Selling Shareholder prior to the Notification Time, shall be delivered by or on behalf of the Company and the Selling Shareholder to the Global Coordinators, through the facilities of Hong Kong Securities Clearing Company Limited ("HKSCC"), for the account of such Underwriter or as such Underwriter, or the Global Coordinators on its behalf, may direct, against payment by or on behalf of such Underwriter of the Purchase Price therefor by wire transfer to, or, to the extent HKSCC procedures permit, official bank check or checks payable to the order of, the Company or the Selling Shareholder, as the case may be, in Hong Kong dollars or U.S. dollars, at the discretion of the Global Coordinators, in immediately available funds at each Closing Time specified in Section 5(d) below. The Company and the Selling Shareholder will cause the certificates representing the Shares to be made available for checking at least [twenty-four (24)] hours prior to each Closing Time with respect thereto at the office of HKSCC. Delivery by the Company and the Selling Shareholder of the Shares will be made [by transfer in the Company's special registry in the PRC and] by book-entry transfer in the Company's registry at HKSCC to an account or accounts specified by the Global Coordinators, in such respective portions as the Global Coordinators may designate, upon notice given to the Company and the Selling Shareholder at or prior to the Notification Time.

          (c) The ADSs to be purchased by each Underwriter hereunder and the ADRs evidencing such ADSs, in definitive form, and in such authorized denominations and registered in such names as the Global Coordinators may request upon notice to the Company and the Selling Shareholder prior to the Notification Time, shall be delivered by or on behalf of the Company or the Selling Shareholder, as the case may be, to the Global Coordinators through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter or as such Underwriter, or the Global Coordinators on its behalf, may direct, against payment by or on behalf of such Underwriter of the Purchase Price therefor by wire transfer through the Federal Wire System in New York of payment for such ADSs in United States dollars, in immediately available funds, to the Company's account or the Selling Shareholder's account, as the case may be (which shall be designated to the Global Coordinators by the Company and the Selling Shareholder prior to the Notification Time), at each Closing Time specified in Section 5(d) below. The Company and the Selling Shareholder will cause the certificates representing the ADSs to be made available for checking at least [twenty-four (24)] hours prior to each Closing Time with respect thereto at the office of DTC or its designated custodian (the "Designated Office").

                The Shares underlying the ADSs to be delivered hereunder shall be delivered through the facilities of the HKSCC for the account of ., Hong Kong (the "Custodian"), as custodian for the Depositary against delivery of a copy of a letter confirming that the Global Coordinators have given irrevocable instructions to its correspondent bank in New York to make the wire transfer of payment for the ADSs at the Closing Time specified in Sections 5(d) below.

          (d)   The time and date of the deliveries and payments described in
     Section 5(b) and (c) above shall be (i) with respect to the Shares delivered pursuant to Section 5(b), 9:00 a.m., Hong Kong time, (ii) with respect to the Shares underlying the ADSs (but not payment for the ADSs which is dealt with in sub-paragraph
     (iii) below) to be delivered under Section 5(c), 9:00 a.m., Hong Kong time, and (iii) in the case of the ADSs delivered pursuant to Section 5(c), 9:00 a.m., New York City time, in each case on ., 2003 or such other time and date, as the Global Coordinators, the Company and the Selling Shareholder may agree upon in writing. The time and date of delivery and payment with respect to the Optional ADSs, shall be 9:00 a.m., Hong Kong time, in the case of Optional ADSs delivered in the form of Shares, and 9:00 a.m., New York City time, in the case of Optional ADSs, in each case on the date specified by the Global Coordinators in the written notice given by the Global Coordinators of the election to purchase such Optional ADSs, or such other time and date, as the Global Coordinators, the Company and the Selling Shareholder may agree upon in writing. Such times and dates for deliveries of, and payments for, the Firm ADSs, whether in the form of Shares or ADSs is herein called the "First Closing Time," such times and dates for delivery of, and payment for, the Optional ADSs, whether in the form of Shares or ADSs, if not the First Closing Time, is herein called the "Optional Closing Time," and each such time and date for delivery and payment is herein called a "Closing Time".

                It is understood and agreed by the parties hereto that no delivery or transfer of the ADSs or Shares to be purchased and sold hereunder at a Closing Time shall be effective until and unless payment therefor has been made pursuant hereto and each of DTC, HKSCC and the Company and the Selling Shareholder shall have furnished or caused to be furnished to the Global Coordinators, on behalf of the Underwriters, at such Closing Time certificates and other evidence reasonably satisfactory to the Global Coordinators of the execution in favor of the Underwriters of the transfer of the Shares and ADSs, whether by delivery in DTC, HKSCC or otherwise.

                At each Closing Time, to the extent any payments described in Section 7(n), payable to the Underwriters at such Closing Time are not deducted from each payment check or wire transfer, the Company and the Selling Shareholder shall pay, or cause to be paid, such amounts to the Global Coordinators on behalf of the Underwriters by wire transfer or official bank check(s) in U.S. dollars or Hong Kong dollars, at the discretion of the Global Coordinators, in immediately available funds to the account or accounts specified by the Global Coordinators.

          (e) The documents to be delivered at each Closing Time by or on behalf of the parties hereto pursuant to this Section 5, including the cross-receipt for the Shares and ADSs, any additional documents requested by the Underwriters and the copies of irrevocable wire transfer instructions by the Global Coordinators to their corresponding banks of payment for Share and ADS, shall be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps") at 30/F Tower Two, Lippo Centre, 89 Queensway, Central, Hong Kong (the "Closing Location"), and the Shares and ADSs will be delivered as specified in Sections 5 (b) and 5(c) above, all at such Closing Time. A meeting will be held at the Closing Location at [2:00 p.m.], Hong Kong time, on the Business Day immediately preceding such Closing Time, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

     6. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters hereunder to purchase the ADSs or Shares to be delivered at any Closing Time, shall be subject to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholder made herein are, at and as of such Closing Time, true and correct, the condition that the Company and the Selling Shareholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following further conditions; provided, however, that with respect to the First Time of Delivery, the latest time for the Underwriters hereunder to exercise their discretion with respect to the conditions set forth in this Section 6 shall be prior to the first delivery of ADSs or Shares by the Company and the Selling Shareholder at the First Time of Delivery (as defined below); and provided further that all agreements and documents to be delivered at the First Time of Delivery pursuant to this Agreement shall be deemed to be held in escrow at the Closing Location at such time:

          (a) The U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act; if the Company has elected to rely upon Rule 462(b), the Rule 462 Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission, if any, shall have been complied with to the Global Coordinators' reasonable satisfaction;

          (b) (i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in the business, prospects, management, shareholders' or owners' equity, results of operations or financial condition, of the Company and the Subsidiaries, taken as a whole from that set forth in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the effect of which, in any such case described in clause (i) or (ii), in the judgment of the Global Coordinators, is material and adverse and that makes it, in the judgment of the Global Coordinators, impracticable or inadvisable to market and sell the Shares or the ADSs on the terms and in the manner contemplated in the Prospectus.

          (c) Subsequent to the execution and delivery of this Agreement and prior to any Closing Time, there shall not have occurred any of the following events: (i) trading generally shall have been suspended or limited on or by, as the case may be, any of the NYSE, the Nasdaq National Market, the HKSE or the Tokyo Stock Exchange; (ii) trading of any securities of the Company shall have been suspended or limited on any such exchange or in any over-the-counter market, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices have been required by any such exchange or by any such system or by order of the Commission, the NASD or any other government authority; (iii) a material disruption in commercial banking or securities settlement, payment or clearance services in the United States, Hong Kong, Japan or the European Union which makes it, in the judgment of the Global Coordinators, impracticable or inadvisable to market or sell the ADSs or the Shares, as the case may be, on the terms and in the manner contemplated in the Prospectus, (iv) a general moratorium on commercial banking activities in New York, Hong Kong, the PRC or Japan declared by the relevant authorities;
     (v) the outbreak or escalation of hostilities involving the United States, Hong Kong or the PRC or the declaration by the United States, Hong Kong or the PRC of a national emergency or war; or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States,

     Hong Kong, the PRC or elsewhere which, in the judgment of the Global Coordinators, impracticable or inadvisable to market or sell the ADSs or the Shares, as the case may be, on the terms and in the manner contemplated in the Prospectus.

          (d) The Underwriters shall have received a certificate, dated the date of such Closing Time and signed by the Chairman or the President and the principal accounting officer of each of the Company and the Selling Shareholder, satisfactory to the Global Coordinators, to the effect set forth in Sections 6(a) and 6(b) above and to the effect that the representations and warranties of the Company, or the Selling Shareholder, as the case may be, contained in this Agreement are true and correct as at such Closing Time and that the Company, or the Selling Shareholder, as the case may be, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Time. Each of the Company and the Selling Shareholder shall have furnished or caused to be furnished to the Representatives and the Global Coordinators at such Closing Time certificates of its officers, satisfactory to the Representatives and the Global Coordinators, as to such other matters as the Representatives and the Global Coordinators may reasonably request.

          (e) The Underwriters shall have received an opinion of Debevoise & Plimpton ("Debevoise"), United States counsel to the Company and the Selling Shareholder, addressed to the Underwriters and dated the date of such Closing Time, in form and substance satisfactory to the Representatives and the Global Coordinators, in respect of such matters as may be reasonably requested by the Representatives and the Global Coordinators, to the effect that:

                (i) Assuming that this Agreement has been duly authorized, executed and delivered by the Company and the Selling Shareholder under PRC law, this Agreement has been duly executed and delivered by each of the Company and the Selling Shareholder.

                (ii) Assuming that the Deposit Agreement has been duly authorized, executed and delivered by the Company under PRC law, the Deposit Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Deposit Agreement by the Depositary and that each of the Depositary and the Company has full power, authority and legal right to enter into and perform its obligations thereunder, the Deposit Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity, and except that no opinion is given with respect to Section 16 thereunder.

                (iii) Upon due issuance by the Depositary of ADRs evidencing the ADSs delivered at such Closing Time against the deposit of the underlying Shares to be deposited by the Company and the Selling Shareholder in accordance with the provisions of the Deposit Agreement and this Agreement, as the case may be, such ADRs evidencing the ADSs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

                (iv) The statements set forth in the Registration Statement and the Prospectus under the caption "Taxation - United States of America", insofar as such statements purport to summarize certain United States Federal tax considerations relating to the purchase, ownership or disposition of the Shares or ADSs that pursuant to the Global Offering, constitute, in all material respects, a fair and accurate summary of such considerations under current law.

                (v) The statements set forth in the Registration Statement and the Prospectus under the caption "Description of American Depositary Receipts", insofar as such statement constitute a summary of the provisions of the ADRs and the Deposit Agreement, constitute in all material respects, a fair and accurate summary of such provisions.

                (vi) The statements set forth in the Registration Statement and the Prospectus under the caption "Underwriters", insofar as such statements constitute a summary of the provisions of this Agreement, constitute in all material respects, a fair and accurate summary of such provisions.

                (vii) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company and the Selling Shareholder (as the case may be) under the federal laws of the United States and the laws of the State of New York, (A) as to the Company, for the issuance of the Shares and the ADRs evidencing the ADSs, and
          (B) as to both the Company and the Selling Shareholder, the sale and delivery of the Shares or the ADSs by the Company and the Selling Shareholder to the Underwriters and the deposit by the Company with the Depositary of the Shares underlying the ADSs have been obtained or made, except that no opinion is given in this paragraph (vii) with respect to (i) United States state securities or Blue Sky laws or any laws of jurisdictions outside the PRC and the United States in connection with the purchase and distribution of the Shares and ADSs by or for the account of the Underwriters or (ii) the Federal securities laws and federal and State antifraud laws.

                (viii) Assuming the validity of such actions under PRC law, under the laws of the State of New York relating to submission to personal jurisdiction (including venue), each of the Company and the Selling Shareholder has, pursuant to Section 12 of this Agreement, and the Company has, pursuant to Section 19 of the Deposit Agreement (A) validly submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court") in any action arising out of or relating to this Agreement, the Deposit Agreement or the transactions contemplated hereby or thereby, (B) validly waived (to the extent permitted by law) any objection to the venue of a proceeding in any such court, except such waiver under the Deposit Agreement as has not been made by the Company in respect of proceedings not involving the Depositary or its agents, (C) to the extend permitted by law validly waived and agreed not to plead or claim in any such court that any such proceeding brought in such court has been brought in an inconvenient forum, (D) subject to the limitations imposed by the Foreign Sovereign Immunity Act of 1976, except under the Deposit Agreement, validly waived sovereign immunity relating to any such proceeding (provided that no opinion need be expressed to the extent any such waiver purports to constitute a present waiver of any immunity to which the Company may become entitled after the date of such opinion), and (E) validly appointed the Process Agent (as defined herein) as its authorized agent for the purpose described in Section 12 of this Agreement (as to both the Company and the Selling Shareholder) and Section 19 of the Deposit Agreement (as to the Company); and service of process effected on such agent in the manner set forth in Section 12 of this Agreement (as to the Company and the Selling

          Shareholder) and Section 19 of the Deposit Agreement (as to the Company) will be effective to confer valid personal jurisdiction over the Company and the Selling Shareholder, as the case may be, in any New York court.

                (ix) To the knowledge of such counsel after due inquiry, each of the Registration Statement and the ADS Registration Statement has been declared effective under the Securities Act and the rules and regulations thereunder; the U.S. Prospectus either was filed with the Commission pursuant to Rule 424(b) under the Securities Act on the date specified thereon, or was included in the Registration Statement (as the case may be), and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect and no proceedings for that purpose have been instituted, or are pending before or threatened by the Commission.

                (x) Each of (A) the issuance and sale of the Shares and ADSs being delivered at such Closing Time to be sold by the Company,
          (B) the sale of the Shares and ADSs being delivered at such Closing Time to be sold by the Selling Shareholder, (C) the deposit of the Shares being deposited by the Company and the deposit of the Shares being deposited by the Selling Shareholder, in each case with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at such Closing Time by the Company and the Selling Shareholder, and (D) the performance by the Company and the Selling Shareholder of their obligations under this Agreement and by the Company of its obligations under the Deposit Agreement will not violate any existing federal law of the United States or law of the State of New York known to us to be applicable to the Company and the Selling Shareholder, except that no opinion need be given in this paragraph (x) with respect to (i) United States state securities or Blue Sky laws or any laws of jurisdictions outside the PRC and the United States in connection with the purchase and distribution of the Shares and ADSs by or for the account of the Underwriters or (ii) the Federal securities laws and federal and State antifraud laws.

                (xi) The Company is not and, after giving effect to the Global Offering and sale of ADSs and Shares and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an "investment company" as such term is defined in the Investment Company Act.

                (xii) It is not necessary in connection with (A) the offer, sale and delivery of the ADSs and Shares by the Company and the Selling Shareholder to the several International Underwriters pursuant to this Agreement or (B) the initial resales of the ADSs and Shares by the several International Underwriters in the manner contemplated hereby and by the International Offering Circular to register these ADSs and Shares under the Securities Act, except that such counsel need not express any opinion concerning any subsequent resale of any such ADSs or Shares.

                (xiii) To the extent the Uniform Commercial Code as currently in effect in New York in applicable (the "New York UCC"), assuming that the ADSs, sold by the Selling Shareholder hereunder are "financial assets" as defined in Section 8-102(a) (9) of the New York UCC and that the Underwriter under whose name such ADSs are initially registered acquires security entitlements (as defined in Section 8-102 of the New York UCC) with respect to such ADSs from DTC for value and that no Underwriter has notice (within the meaning of Section 8-105 of the New York UCC) of any adverse claim (as defined in Section 8-102 of the New York UCC), an action based on an adverse claim to such ADSs deposited in or held by the DTC, whether such action framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Underwriter under whose name such ADSs are initially registered.

                Such counsel shall also state that while it has not itself checked the accuracy and completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in paragraphs (e)(iv), (v) and (vi) above, such counsel advises the Underwriters that:

                (a) The Registration Statement (except for the financial statements, the related notes and schedules, and other financial information contained therein or omitted therefrom, and the actuarial consultants' report of Tillinghast-Towers Perrin included as Annex A to the Prospectus and the property valuation report of Sallmanns (Far East) Ltd. included as Annex B to the Prospectus, as to which such counsel need express no belief), at the time it became effective, and the U.S. Prospectus (except for the financial statements, the related notes and schedules, and other financial information contained therein or omitted therefrom, and the actuarial consultants' report of Tillinghast-Towers Perrrin included as Annex A to the Prospectus and the property valuation report of Sallmanns (Far East) Ltd. included as Annex B to the Prospectus, as to which such counsel need express no belief), as of its date and as of the Closing Time, appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no belief as to Regulation S-X).

                (b) In the course of such counsel's review and discussion of the contents of the Registration Statement and the Prospectus with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to such counsel's attention which cause it to believe that the Registration Statement (other than financial statements, the related notes and schedules, and other financial information contained therein or omitted therefrom, and the actuarial consultant's report of Tillinghast-Towers Perrin included as Annex A to the Prospectus and the property valuation of Sallmanns (Far East) Ltd. included as Annex B to the Prospectus, as to which such counsel need express no belief) at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus (other than financial statements, the related notes and schedules, and other financial information contained therein or omitted therefrom, and the actuarial consultants' report of Tillinghast-Tower Perrin included as Annex A to the Prospectus and the property valuation report of Sallmanns (Far East) Ltd. included as Annex B to the Prospectus, as to which such counsel need express no belief), as of its date and as of the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f) The Underwriters shall have received an opinion of Allen & Overy, Hong Kong counsel to the Company and the Selling Shareholder, addressed to the Underwriters and dated the date of such Closing Time, in form and substance satisfactory to the Representatives and the Global Coordinators, to the effect that:

                (i) the Company has been registered as an oversea company under Part XI of the Companies Ordinance (Cap 32 of the Laws of Hong
          Kong). According to the results of the searches referred to in such opinion, there has been no winding-up petition, winding-up order or appointment of a receiver made or issued against the Company.

                (ii) All the H Shares as described in the Hong Kong Prospectus have been approved for listing and admission for trading on the HKSE.

                (iii) The Underwriting Agreements create legal, valid, binding and enforceable obligations of the Company and the Selling Shareholder respectively under the laws of Hong Kong (to the extent applicable).

                (iv) None of (i) the execution, delivery and performance of the Underwriting Agreements or the Deposit Agreement as defined in the International Underwriting Agreement (the "Deposit Agreement") in accordance with their respective terms by the Company or the Selling Shareholder, (ii) the sale of the H Shares or ADSs to be sold by the Selling Shareholder in accordance with the respective terms of the International Underwriting Agreement and the Hong Kong Prospectus,
          (iii) the issuance or sale of the H Shares or ADSs to be issued or sold by the Company in accordance with the respective terms of the International Underwriting Agreement and the Hong Kong Prospectus,
          (iv) the deposit of H Shares pursuant to the Deposit Agreement by the Company or the Selling Shareholder, (v) the deposit of H Shares in CCASS by the Company or the Selling Shareholder as contemplated by the Hong Kong Prospectus or the International Underwriting Agreement, constitutes or will result in a breach or violation of, or a default under, any of:

                (a)       the laws of Hong Kong;

                (b) the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited; or

                (c) any order, rule or regulation of any Hong Kong Government Agency having jurisdiction over the Company or the Selling Shareholder, as the case may be.

          Such opinion should state that such counsel is not aware of any reason to consider that the indemnification and contribution provisions in section 9 of this Agreement and clause [13] of the Hong Kong Underwriting Agreement (respectively) violate Hong Kong law on grounds of public policy and that under Hong Kong law, it is not necessary to file or register the Underwriting Agreements or the Deposit Agreement with any governmental or regulatory authority in Hong Kong to ensure their respective validity, enforceability and/or admissibility as evidence.

                (v) No consent, approval or authorisation of or order of or from any governmental, judicial or public bodies or authorities in Hong Kong is required in connection with:

                (a) the execution, delivery and performance of the respective Underwriting Agreements or the Deposit Agreement by the Company or the Selling Shareholder;

                (b) the execution, delivery and performance of the Corporate Investor Agreements (each as defined in the International Underwriting Agreement) by the Company in the manner described and contemplated by the Hong Kong Prospectus;

                (c) the offering, sale or issuance of the Offer Shares or ADSs in the manner contemplated in the Hong Kong Prospectus or the U.S. Prospectus or the International Offering Circular; or

                (d) the issue, circulation and distribution of the Hong Kong Prospectus in Hong Kong, except for registration of the Hong Kong Prospectus under the Companies Ordinance by the Registrar of Companies in Hong Kong.

                (vi) With respect to the section of the Hong Kong Prospectus headed "Relationship With CLIC", the descriptions of the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong and the conditions of the waiver in relation to "Connected Transactions" are correct and fairly stated in all material respects in the context in which they appear therein.

                (vii) The statements set forth in the U.S. Prospectus under the headings "Enforcement of Civil Liabilities", "Taxation - Hong Kong" and "Underwriters", to the extent any such statements constitute summaries of Hong Kong law or relate to the Hong Kong Underwriting Agreement, are correct and fairly stated in all material respects in the context in which they appear therein, and nothing has been omitted from such statements which would under such statements misleading or incomplete in any material respect.

                (viii) Except as disclosed in the Hong Kong Prospectus or the U.S. Prospectus or the International Offering Circular, under the laws of Hong Kong: (a) all dividends and other distributions declared and payable on the H Shares may be paid in Hong Kong dollars; (b) Hong Kong dollars are freely convertible into another foreign currency and may be transferred out of Hong Kong without any exchange control restrictions, and (c) none of such dividends or other distributions will be subject to withholding taxes under the laws of Hong Kong.

                (ix) [No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company or any Subsidiary to Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, allotment and issuance of the Shares, (B) the deposit with the Depositary of Shares by the Company and the Selling Shareholder against the issuance of ADRs evidencing ADSs, (C) the deposit with HKSCC of the Shares, by the Company and the Selling Shareholder, (D) the issuance, sale and delivery by the Company and the Selling Shareholder of the Shares and the ADSs to or for the respective accounts of the Underwriters and the Hong Kong Underwriters, as the case may be, in the manner contemplated in this Agreement and in the Hong Kong Underwriting Agreement, (E) the execution, delivery and performance of this Agreement, the Hong Kong Underwriting Agreement, the Corporate Investor Agreements and the Deposit Agreement, or (F) the allotment and issuance of H Shares in Hong Kong by the Company to successful applicants and, if applicable, the Hong Kong Underwriters, under the Hong Kong Public Offering, in each case other than the SFC transaction levy, the investor compensation levy and the HKSE trading fee as described in the Prospectus and any liability to pay profits tax which may arise in respect of persons carrying on a trade, profession or business in Hong Kong.

                (x) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters or the Hong Kong Underwriters to Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, allotment and issuance of the Shares, (B) the deposit with the Depositary of Shares by the Company and the Selling Shareholder against issuance of ADRs evidencing ADSs, (C) the deposit with HKSCC of Shares by the Company and the Selling Shareholder, (D) the sale and delivery by the Company and the Selling Shareholder of the Shares and the ADSs to or for the respective accounts of the several Underwriters or Hong Kong Underwriters in the manner contemplated in this Agreement and in the Hong Kong Underwriting Agreement, (E) the execution, delivery and performance of this Agreement, the Hong Kong Underwriting Agreement, the Corporate Investor Agreements and the Deposit Agreement, other than any liability to pay profits tax which may arise in respect of persons carrying on a trade, profession or business in Hong Kong.]

                (xi) Assuming that each Corporate Investor Agreement has been duly authorized, executed and delivered by the Company and the Selling Shareholder under PRC law, each Corporate Investor Agreement has been duly executed and delivered by the Company and the Selling Shareholder, and, assuming the due authorization, execution and delivery of each Corporate Investor Agreement by the parties to such agreement other than the Company and the Selling Shareholder and that each of the Company and the Selling Shareholder has full power, authority and legal right to enter into and perform its obligations thereunder, each constitutes a valid and binding agreement of each of the Company and the Selling Shareholder, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          (g) The Underwriters shall have received an opinion of King & Wood, PRC counsel to the Company and the Selling Shareholder, addressed to the Underwriters and dated the date of such Closing Time, in form and substance satisfactory to the Representatives and the Global Coordinators, to the effect that:

                (i) The Company has been duly incorporated and is validly existing as a joint stock company with limited liability and in good standing under the laws of the PRC, with full legal right, power and authority (corporate and other), as authorized by the PRC government, to own, use, lease and operate its properties and conduct its businesses as described in the Prospectus and is duly qualified to transact business and is in good standing in any jurisdiction in which it owns or leases properties or conducts any business, and such qualification is required, or is subject to no material liability or disability by reason of the failure to be so qualified or to be in good standing in any such jurisdiction; each of the Articles of Association, the business license, the insurance business permit and other constituent documents of the Company complies with all applicable requirements of the PRC law, including but not limited to the PRC Company Law and the PRC Insurance Law, and each is in full force and effect; the Selling Shareholder has been duly established as a state-owned enterprise and is validly existing and in good standing under the laws of the PRC.

                (ii) Each PRC Subsidiary has been duly incorporated and is validly existing and in good standing under the laws of the PRC with full legal right, power and authority (corporate and other), as authorized by the PRC government, to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus and is duly qualified to transact business in any jurisdiction in which it owns or leases properties or conducts any business, and such qualification is required, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each of the Articles of Association, the business license, the insurance business permit (where applicable) and other constituent documents of each PRC Subsidiary complies with all applicable requirements of PRC law, including but not limited to the PRC Company Law and the PRC Insurance Law, and each is in full force and effect.

                (iii) Each PRC Subsidiary is a legal person with limited liability and the liability of the Company in respect of equity interests held in each PRC Subsidiary is limited to its investment therein. All of the outstanding shares of capital stock of, or equity interests in, each PRC Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are owned directly by the Company, free and clear of any liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims. To the best knowledge of such counsel after due inquiry, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of, or direct interest in, any PRC Subsidiary.

                (iv) The Company has corporate power to enter into and to perform its obligations under the Underwriting Agreements, the Corporate Investor Agreements and the Deposit Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has duly authorized, executed and delivered, the Underwriting Agreements, the Corporate Investor Agreements and the Deposit Agreement. Each of the Underwriting Agreements, the Corporate Investor Agreements and the Deposit Agreement constitutes a legal, valid and binding agreement of the

          Company enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights.

                (v) The Selling Shareholder has corporate power to enter into and to perform its obligations under the Underwriting Agreements and the Corporate Investor Agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has duly authorized, executed and delivered, the Underwriting Agreements and the Corporate Investor Agreements. Each of the Underwriting Agreements and the Corporate Investor Agreement constitutes a legal, valid and binding agreement of the Selling Shareholder enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights.

                (vi) The execution and delivery by the Company of, and the performance by the Company of its obligations under the Underwriting Agreements, the Corporate Investor Agreements, and the Deposit Agreement, and the consummation by the Company of the transactions contemplated herein, therein and in the Registration Statement and the ADS Registration Statement, including the issue and sale of the Shares and ADSs being delivered at such Closing Time to be sold by the Company, the deposit of the Shares being deposited by the Company with the Depositary against issuance of the ADSs evidencing the ADRs to be delivered at such Closing Time by the Company, and the compliance by the Company with all of the provisions of the Underwriting Agreements, the Corporate Investor Agreements, and the Deposit Agreement (A) will not conflict with or result in a breach of violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the properties or assets of the Company or any of the Subsidiaries is subject; (B) will not result in any violation of the provisions of the Articles of Association, business licenses or insurance business permit of the Company or any other constituent documents of any of the Subsidiaries; (C) will not result in any violation of any provision of PRC law or statute; and (D) will not result in a violation of any order, rule or regulation of any PRC Government Agency having jurisdiction over the Company or any of the Subsidiaries or any of their properties.

                (vii) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under the Underwriting Agreements and the Corporate Investor Agreements, and the consummation by the Selling Shareholder of the transactions contemplated herein and in the Registration Statement and the ADS Registration Statement, including the sale of the Shares or ADSs to be sold by the Selling Shareholder hereunder, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at each Closing Time by the Selling Shareholder, and the compliance by the Selling Shareholder with all of the provisions of the Underwriting Agreements and the Corporate Investor Agreements (A) will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of the Selling Shareholder, or any agreement or other instrument to which the Selling Shareholder is a Party or which is binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, (B) will not result in any violation of the provisions of the Articles of Association, business license or insurance business permit of the Selling Shareholder, (C) will not result in any violation of any provision of PRC law or statute, and (D) will not result in a violation of any order, rule or regulation of any PRC Government Agency having jurisdiction over the Selling Shareholder.

                (viii) The Company has an authorized share capital as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at the relevant Closing Time) have been duly and validly authorized and issued and are fully paid and non-assessable and the Shares being delivered at the relevant Closing Time are free and clear of all liens, encumbrances, equities or claims; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Shares or any other class of capital stock of the Company; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights under the Articles of Association of the Company or PRC law to acquire the ADSs or Shares to be purchased from the Company under the Underwriting Agreements and the Corporate Investor Agreements; the Shares may be freely deposited (A) by the Company and the Selling Shareholder with the Depositary against issuance of ADRs evidencing ADSs and (B) by the Company and the Selling Shareholder with HKSCC; the ADSs and the Shares are freely transferable by the Company and the Selling Shareholder to or for the account of the several Underwriters in the manner contemplated in the Underwriting Agreements and to the initial purchasers thereof and there are no restrictions on subsequent transfers of the ADSs or the Shares under PRC law; and the Shares conform to the description thereof contained in the Prospectus.

                (ix) Immediately prior to such Closing Time the Selling Shareholder had (A) good and valid title to the Shares or ADSs to be sold at such Closing Time by the Selling Shareholder under this Agreement and the Deposit Agreement, free and clear of all liens, encumbrances, equities or claims, and (B) full right, power and authority to sell, assign, transfer and deliver the Shares or ADSs to be sold by the Selling Shareholder hereunder and thereunder; and, upon delivery of such Shares or ADSs and payment therefor pursuant hereto and thereto, good and valid title to such Shares or ADSs, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters or the Global Coordinators, as the case may be.

                (x) All Approvals required for (A) the issuance, sale and delivery of the Shares and ADSs to be sold by the Company, (B) the deposit of the Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs and with HKSCC, in each case to be delivered at each Closing Time by the Company and the Selling Shareholder, (C) the sale and delivery of the Shares and ADSs to be sold by the Selling Shareholder and (D) the execution and delivery by the Company and the Selling Shareholder of this Agreement, the Corporate Investor Agreements and the Deposit Agreement, and (E) the consummation by the Company and the Selling Shareholder of the transactions contemplated hereunder and thereunder, have been duly obtained and are in full force and effect; and each of the Company and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by it hereunder.

                (xi) The Registration Statement, the Prospectus, the ADS Registration Statement and the 8-A Registration Statement and the filing of the Registration Statement, the U.S. Prospectus, the ADS Registration Statement and the 8-A Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement have been duly executed and delivered pursuant to such authorization by and on behalf of the Company.

                (xii) As a matter of PRC law, no holder of any of the Shares or ADSs after the completion of the Global Offering will indirectly be subject to liability in respect of any liability of the Company with the limitation to the Shares or ADSs they hold, but such holders will not directly subject to the liability by virtue only of the holding of any such Shares or ADSs. There are no limitations under PRC law on the rights of holders of the Shares or ADSs to hold, vote or transfer their securities.

                (xiii) The application of the net proceeds from the Global Offering, as contemplated by the Prospectus, will not contravene any provision of applicable PRC law, rule or regulation or the Articles of Association, other constitutive documents or the business license of the Company or any of the Subsidiaries or the Selling Shareholder, or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Company or any of the Subsidiaries or the Selling Shareholder, or any judgment, order or decree of any PRC governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries or the Selling Shareholder.

                (xiv) Except disclosed in the Prospectus, the Company and the Subsidiaries have valid title to, or valid leasehold interests in, all of its real properties and assets and valid title to all personal properties and assets, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions, except such as do not, individually or in the aggregate, interfere with the use made and proposed to be made of such property by the Company and the relevant Subsidiary, as the case may be, and peaceful and undisturbed possession under all leases to which it is a party as lessee. Each lease to which the Company or any of the Subsidiaries is a party is legal, valid and binding, enforceable in accordance with its terms against the other parties thereto, and no default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or any of the Subsidiaries has occurred and is continuing under any such lease. If the Selling Shareholder is the lessor of any such lease, the Selling Shareholder has valid title to, or unfettered ability to grant valid leasehold interests in (and for the terms stated therein) the real properties and assets that are the subject of such lease. Each of the Company and the Subsidiaries has obtained all land-use rights and rights of way required to conduct their business, free and clear of all encumbrances and defects except such as are described in the Prospectus or such as are not material or do not interfere with the use made and proposed to be made of such property by the Company and the relevant Subsidiary and all such land-use rights and rights of way are legal, valid and binding and enforceable in accordance with the terms of their establishment.

          Neither the Company nor any of the Subsidiaries owns, operates, manages or has any other right or interest in any other material real property of any kind save for those described in the property valuation report set out in Annex B of the Prospectus and no other real properties are necessary for the Company and the Subsidiaries for the carrying on of the business of the Company and the Subsidiaries in the manner described in the Prospectus other than those properties the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

                (xv) Except as disclosed in the Prospectus, there are no legal impediments under PRC law in order for the Company or any of the Subsidiaries to obtain land use rights certificates in respect of the land, and building ownership certificates in respect of the buildings transferred by the Selling Shareholder to the Company as part of the reorganization.

                (xvi) Each Restructuring Document executed by the Company, the Selling Shareholder and each other China Life Group Member has been duly authorized, executed and delivered by each of them, and each Restructuring Agreement constitutes a legal, valid and binding agreement of the Company, the Selling Shareholder and each other China Life Group Member, as the case may be, enforceable in accordance with its terms.

                (xvii) The execution by the Company, the Subsidiaries, the Selling Shareholder and each other China Life Group Member of each Restructuring Document to which it is a party and the delivery by and the performance by each of the Company, the Subsidiaries, the Selling Shareholder and each other China Life Group Member of its obligations under each Restructuring Agreement to which it is a party and the consummation of the Restructuring Transactions (A) does not and will not, to the best knowledge of such counsel after due inquiry, conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of the Company, the Subsidiaries, the Selling Shareholder and each other China Life Group Member is a party or by which any of the Company, the Subsidiaries, the Selling Shareholder and each other China Life Group Member is bound or to which any of the property or assets of any of the Company, the Subsidiaries, the Selling Shareholder and each other China Life Group Member is subject;
          (B) did not and will not, result in any violation of the provisions of the Articles of Association, the business licenses or any other constituent documents of the Company, the Subsidiaries, the Selling Shareholder and each other China Life Group Member (C) will not result in any violation of any provision of PRC law or statute; and (D) will not result in a violation of any order, rule, regulation, judgment, order or decree of any PRC Governmental Agency having jurisdiction over the Company, the Subsidiaries, the Selling Shareholder or any other China Life Group Member or any of their properties.

                (xviii)   The description of the Restructuring Transactions set
          forth in the Prospectus under the captions "The Restructuring," "Relationship with CLIC" and "Principal and Selling Shareholders" is true and correct in all material respects with respect to PRC legal matters, documents or proceedings described therein. All of the Restructuring Transactions have been effected in compliance with all applicable national, provincial, municipal and local laws in the PRC. To the extent governed or affected by PRC law, the Restructuring Transactions constitute valid, binding and irrevocable transactions completed by the parties to the Restructuring Documents.

                (xix) In connection with the Restructuring Transactions, the Selling Shareholder has legally and validly transferred to the Company
          (i) all long-term insurance policies (policies having a term of more than one year from the date of issuance) written by the Selling Shareholder and issued on or after June 10, 1999, having policy terms approved by or filed with the CIRC on or after June 10, 1999 and either (A) recorded as a long-term insurance policy as of June 30, 2003 in a database attached to the Reorganization Agreement as an annex or (B) having policy terms for group supplemental medical insurance (fund type), (ii) all stand-alone short-term policies (policies having a term of one year or less from the date of issuance) issued on or after June 10, 1999 and (iii) all riders supplemental to the policies described in clauses (i) and (ii) above, together with those reinsurance contracts specified in an annex to the Reorganization Agreement [and all insurance policies written by the Selling Shareholder and issued after June 30, 2003] (collectively, the "Transferred Policies"). All other insurance policies written by the Selling Shareholder and issued on or before June 30, 2003 were legally and validly retained by the Selling Shareholder. All new insurance policies written after June 30, 2003 by or on behalf of the Company are the policies of the Company, and, except as described in the Prospectus, no insurance policies have been written for the account of CLIC after June 30, 2003. Except as disclosed in the Prospectus, the transfer of the Transferred Policies from the Selling Shareholder to the Company is legal, valid and binding against each and every policyholder of the Transferred Policies, and in particular, legal, valid and binding consents of the policyholders have been duly obtained with respect to the transfer of each of the Transferred Policies, including, but not limited to, consent from each policyholder who acquired a Transferred Policy written by the Selling Shareholder and issued on or after May 28, 2003; and the Company shall not have any continuing obligations to the holders of the non-transferred policies. No holder of a Transferred Policy has any valid claim against the Selling Shareholder or the Company arising out of or in connection with the Restructuring Transactions or any of them. No consent of any holder of a policy written by the Selling Shareholder which is not a Transferred Policy is or was necessary in connection with the transfer of the Transferred Policies or any of the other Restructuring Transactions and no holder of any such policy has any valid claim against the Selling Shareholder or the Company arising out of or in connection with the Restructuring Transactions or any of them. No claim by any holder of a policy written by the Selling Shareholder or the Company arising out of or in connection with the Restructuring Transactions or any of them is pending or, to the best knowledge of the Company and the Selling Shareholder, threatened.

                (xx) All consents, approvals, authorizations, orders, registrations and qualifications required in the PRC (the "PRC Restructuring Consents") in connection with the Restructuring Transactions and the execution, delivery and performance of the Restructuring Transactions have been made or unconditionally obtained in writing or otherwise sufficient under the PRC laws and regulations (including, without limitation, all actions necessary for the approval of the Restructuring Transactions by the PRC State Council, the CIRC, the MOF, the CSRC and insurance policy holders and third parties under agency agreements and other contracts or agreements). No PRC Restructuring Consent has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed. All PRC Restructuring Consents are in full force and effect.

                (xxi) In connection with the Restructuring Transactions, all of the Selling Shareholder's exclusive sales agents, of whom the total number was approximately 650,000 as of the date hereof, have legally and validly (i) entered into sales agency contracts with the Company and (ii) terminated their respective sales agency contracts with the Selling Shareholder.

                (xxii) In connection with the Restructuring Transactions, all consents, approvals and authorizations have been legally, validly and unconditionally obtained in writing from third parties under any joint venture agreements, distribution agreements or arrangements with any commercial banks, post offices, savings cooperatives, travel agencies, hotels, airline sales counters and insurance brokerage and insurance agency companies, bank loans, guarantees and all other contracts, where such contracts, agreements or arrangements purportedly to have been transferred or assigned to the Company except as disclosed in the Prospectus.

                (xxiii)   No additional Approval of or filing with any
          Governmental Agency is required in the PRC in respect of the direct or indirect completion of the Restructuring Transactions or the ownership by the Company of its equity interest in each of the Subsidiaries, except such approvals which have been obtained and are in full force and effect.

                (xxiv) Under the current PRC laws and regulations, the Company is not liable for any debts or other liabilities of the Selling Shareholder not specifically assumed by the Company in the Restructuring Transactions and the Company does not and will not, have any payment obligations or other liabilities to holders, of or otherwise in respect of any Non-Transferred Policy in the Restructuring Transactions. In addition, no holder of any Non-Transferred Policy has any legal basis to claim any right against the Company, and the Company has no obligation to pay or indemnify any claim made by any holder of a Non-Transferred Policy, and the relevant Government Agencies of the PRC shall not have any legal authority to require the Company to pay or indemnify the Selling Shareholder or any holder of any Non-Transferred Policy.

                (xxv) The MOF has issued its approval No. 2003[100] dated October 15, 2003 providing for the establishment of a special purpose fund to be jointly managed by the MOF in the Selling Shareholder. The MOF has the authority to issue its approval regarding the special purpose fund, the approval is valid and effective and the Selling Shareholder have no reason to believe that the MOF will revoke the approval. The descriptions of the fund and the MOF's approval thereof contained in the Prospectus are materially fair and accurate.

                (xxvi) There are no outstanding guarantees or contingent payment obligations of the Company and the Subsidiaries in respect of indebtedness of third parties.

                (xxvii)   The Company and the Subsidiaries are not in violation
          of their respective Articles of Association, business licenses or any other constituent documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture,mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of their respective properties may be bound.

                (xxviii) Except as disclosed in the Prospectus, there are no legal, governmental or arbitral proceedings before any court of the PRC or before or by any public, regulatory or governmental agency or body of the PRC pending or, to the best of such counsel's knowledge after due inquiry, threatened against, or involving the properties or business of, the Company or any of the Subsidiaries (including, without limitation, any proceeding challenging the effectiveness or validity of the Restructuring Transactions) or to which any of the properties of the Company or any of the Subsidiaries is subject which are not disclosed in the Prospectus and will have a Material Adverse Effect.

                (xxix) The statements set forth (A) in the Prospectus under the captions "Prospectus Summary," "Risk Factors," "Exchange Rate Information," "Dividend Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Life Insurance Industry in China," "Corporate Investors," "Business," "Regulation," "Management," "The Restructuring," "Relationship with CLIC," "Selling Shareholder and Principal Shareholder," "Description of Shares," "Taxation -- PRC Taxation," "Underwriting" and "Enforceability of Civil Liabilities," and (B) in the "Notes to Combined Financial Statements" included in the Prospectus, under the caption "3. Principal Accounting Policies," and (C) in the Registration Statements in Items 6 and 9, in each case insofar as such statements constitute summaries of PRC legal and regulatory matters, documents or proceedings referred to thereto, fairly and accurately present the information called for with respect to such legal and regulatory matters, documents and proceedings and constitute fair and accurate summaries of the PRC legal and regulatory matters, documents, proceedings and other matters referred to therein.

                (xxx) Except disclosed in the Prospectus, there is no pending or threatened PRC regulatory, administrative or other governmental initiative, including any such initiative against the Company's insurance sales agents who do not have the required certification from CIRC or the required business license from the SAIC, which, if implemented or adopted in the manner proposed or contemplated, could have a Material Adverse Effect.

                (xxxi) There are no (A) legal or governmental proceedings pending or, to the knowledge of such counsel after due inquiry, threatened to which the Company or any of the Subsidiaries is or may become a party or to which any of the properties of the Company or any of the Subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described or
          (B) statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

                (xxxii)   Each of the Company and the Subsidiaries has all
          necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all national, provincial, municipal, local and other governmental authorities, agencies or bodies, self regulatory organizations and courts and other tribunals in the

          PRC (including, without limitation, the PRC State Council, the CIRC, the MOF, the CSRC, the SAIC and the Trademark Administration Bureau), to (A) own, lease, license and use its properties and assets in the PRC and to conduct its business in the PRC in the manner described in the Prospectus and (B) use the proceeds of the Global Offering, for capital expenditures or other general corporate purposes or to repay borrowings, without restriction as contemplated by the Prospectus; such PRC licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions not described in the Registration Statement or the Prospectus; and (1) the CIRC or any other regulatory body is not considering modifying, suspending or revoking any such PRC licenses, consents, authorizations, approvals, orders, certificates or permits and (2) the Company and the Subsidiaries is in compliance with the provisions of all such PRC licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

                (xxxiii) (A) The Company and the Subsidiaries own or have valid licenses in full force and effect or otherwise have the legal right to use, or can acquire on reasonable terms, all material, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (including the "China Life" name and logo) currently employed by them in connection with the business currently operated by them, and (B) none of the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, in the earnings, business, prospects or operation of the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries hold any patents, patent rights, inventions which are individually or in the aggregate material to their businesses.

                (xxxiv)   All dividends and other distributions declared and
          payable on the H shares of capital stock of the Company in Renminbi under the current laws and regulations of PRC may be converted into foreign currency that may be freely transferred out of the PRC, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC and may be paid without the necessity of obtaining any Approval in the PRC.

                (xxxv) All dividends and other distributions declared and payable on the Company's direct or indirect equity interests in the Subsidiaries may under the current laws and regulations of the PRC be paid to the Company.

                (xxxvi)   The choice of law provisions set forth in the
          Underwriting Agreements and the Deposit Agreement will be recognized by PRC courts; each of the Company, the Subsidiaries and the Selling Shareholder can sue and be sued in its own name under the laws of the PRC; the irrevocable submission of the Company and the Selling Shareholder to the jurisdiction of any New York Court, the waiver by each of the Company and the Selling Shareholder of any objection to the venue of a proceeding in a New York Court, the waiver and agreement not to plead an inconvenient forum, the waiver of sovereign immunity and the agreement of each of the Company and the Selling Shareholder that the Underwriting Agreements and the Deposit Agreement shall be construed in accordance with and governed by the laws of the State of New York are legal, valid and binding under the laws of the PRC and will be respected by PRC courts; the Company has corporate power to appoint CT Corporation System as its authorized agent for service of process pursuant to the Underwriting Agreements and the Deposit Agreement and has taken all necessary corporate action to authorize the appointment of CT Corporation System as its authorized agent for service of process pursuant to the Underwriting Agreements and the Deposit Agreement; the Selling Shareholder has corporate power to appoint CT Corporation System as its authorized agent for service of process pursuant to the Underwriting Agreements and has taken all necessary corporate action to authorize the appointment of CT Corporation System as its authorized agent for service of process pursuant to the Underwriting Agreements; service of process affected in the manner set forth in the Underwriting Agreements and the Deposit Agreement will be effective, insofar as PRC law is concerned, to confer valid personal jurisdiction over the Company and the Selling Shareholder, as the case may be; and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company and the Selling Shareholder, as the case may be, under the Underwriting Agreements and the Deposit Agreement will be recognized in PRC courts subject to the conditions described under the caption "Enforceability of Civil Liabilities" in the Prospectus.

                (xxxvii) The indemnification and contribution provisions set forth in the Underwriting Agreements and the indemnification provisions set forth in the Deposit Agreement do not contravene the public policy or laws of the PRC, and insofar as matters of PRC law are concerned constitute the legal, valid and binding obligations of each of the Selling Shareholder and the Company, as the case may be, enforceable in accordance with the terms therein.

                (xxxviii) Each of the Underwriting Agreements and the Deposit Agreement and any other document required to be furnished hereunder or thereunder is in proper legal form under the laws of the PRC for the enforcement thereof against the Company and the Selling Shareholder, as the case may be, in the PRC without further action on the part of the Underwriters, the Hong Kong Underwriters or the Depositary; and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreements, the Deposit Agreement and any other document required to be furnished hereunder or thereunder in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document.

                (xxxix)   No stamp or other issuance or transfer taxes or
          duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, any of the Subsidiaries or the Selling Shareholder to the PRC or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, allotment and issuance of the Shares, (B) the deposit with the Depositary of Shares by the Company and the Selling Shareholder against the issuance of ADRs evidencing ADSs, (C) the deposit with HKSCC of Shares by the Company and the Selling Shareholder, (D) the sale and delivery by the Company and the Selling Shareholder of the Shares and the ADSs to or for the respective accounts of the Underwriters and the

          Hong Kong Underwriters, as the case may be, in the manner contemplated in this Agreement and in the Hong Kong Underwriting Agreement, (E) the execution, delivery and performance of this Agreement, the Hong Kong Underwriting Agreement, the Corporate Investor Agreements and the Deposit Agreement, (F) the sale and delivery outside Hong Kong by the Underwriters or within Hong Kong by the Hong Kong Underwriters of the Shares and the ADSs, respectively, to the initial purchasers thereof in the manner contemplated in the Prospectus or the Hong Kong Prospectus, as the case may be, or (vi) the Restructuring Transactions completed prior to the date hereof.

                (xl) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters or the Hong Kong Underwriters to the PRC or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, allotment and issuance of the Shares, (B) the deposit with the Depositary of Shares by the Company and the Selling Shareholder against issuance of ADRs evidencing ADSs, (C) the deposit with HKSCC of Shares by the Company and the Selling Shareholder, (D) the sale and delivery by the Company and the Selling Shareholder of the Shares and the ADSs to or for the respective accounts of the several Underwriters or Hong Kong Underwriters in the manner contemplated in this Agreement and in the Hong Kong Underwriting Agreement, (E) the execution, delivery and performance of this Agreement, the Hong Kong Underwriting Agreement, the Corporate Investor Agreements and the Deposit Agreement, or (F) the sale and delivery outside Hong Kong by the several Underwriters or within Hong Kong by the Hong Kong Underwriters of the Shares and the ADSs, respectively, to the initial purchasers thereof in the manner contemplated in the Prospectus or the Hong Kong Prospectus, as the case may be.

                (xli) (A) The PRC tax laws and regulations and other PRC laws and regulations applicable to the activities of the Company and the Subsidiaries in the PRC (including regulatory fees, capital gain, income, sales, withholding or other taxes and stamp or other issuance or transfer taxes or duties to which the Company or the Subsidiaries may become subject due to the conduct of activities in the PRC) are assessed or apply to the Company and the Subsidiaries in substantially the same manner as are currently applicable to any company incorporated under the PRC Company Law or any state-owned enterprise engaging in the life insurance business and activities in the PRC and
          (B) there are no material PRC fees or taxes that are or will become applicable to the Company or the Subsidiaries as a consequence of completion of the Restructuring Transactions or the Global Offering that have not been described in the Prospectus.

                (xlii) The Company and the Subsidiaries have no material legal obligations to provide housing benefits, severance or retirement benefits, death or disability benefits (or other actual or contingent employee benefits or perquisites) to any (A) present or past employees, whether permanent or temporary, of the Company or any of the Subsidiaries; (B) present or past employees, whether permanent or temporary, of other China Life Group Members, (C) present or past employees, whether permanent or temporary, of the Selling Shareholder,
          (D) parties that transferred assets to the Company and the Subsidiaries in connection with the Restructuring Transactions or (E) PRC Governmental Agency (including the CIRC).

                (xliii)   The entry into, and performance or enforcement of the
          Underwriting Agreements in accordance with their respective terms will not subject the Underwriters or the Hong Kong Underwriters to a requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter or the Hong Kong Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of the Underwriting Agreements.

                (xliv) Under the laws of the PRC, none of the Company, any of the Subsidiaries, the Selling Shareholder nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company and the Selling Shareholder in the Underwriting Agreements and the Deposit Agreement, as the case may be, not to plead or claim any such immunity in any legal action, suit or proceeding based on the Underwriting Agreements and the Deposit Agreement is legal, valid and binding under the laws of the PRC.

                (xlv) Under the laws of the PRC, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the provisions of [the Articles of Association of the Company] and the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

                (xlvi) The Company has no financial obligation to the PRC government or any social security fund or other fund of the PRC government in connection with the Global Offering.

                In addition, such counsel shall state that nothing has come to such counsel's attention in the course of their review of the Registration Statement, 8-A Registration Statement, the ADS Registration Statement and the Prospectus and in the course of the procedures described in such counsel's letter, that causes such counsel to believe that, as of its respective effective date, the Registration Statement, the 8-A Registration Statement, the ADS Registration Statement or any further amendment thereto made by the Company prior to such Closing Time (other than the financial statements, other financial data, the actuarial consultants' report included in Annex A to the Prospectus and the property valuation information included as Annex B to the Prospectus, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Time (other than the financial statements, other financial data, the actuarial consultants' report included as Annex A to the Prospectus and the property valuation information included as Annex B to the Prospectus, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Nothing that has come to such counsel's attention in the course of the procedures described in its letter has caused such counsel to believe that, as of such Closing Time, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Time (other than the financial statements, other financial data, the actuarial consultants' report included as Annex A to the Prospectus and the property valuation information included as Annex B to the Prospectus, as to which such counsel need express no opinion) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h) The Underwriters shall have received an opinion of Mitsui, Yasuda, Wani & Maeda, Japanese counsel to the Company and the Selling Shareholder, addressed to the Underwriters and dated the date of such Closing Time, in form and substance satisfactory to the Representatives and the Global Coordinators, to the effect that:

                (i) The registration made under the Japanese Securities Registration Statement became effective on the date immediately subsequent to the date hereof and has remained effective to and including the date of the First Closing Time; no order suspending the effectiveness of such registration, nor notice of a hearing from which an order suspending such effectiveness may result, has been issued or given under the Securities and Exchange Law of Japan.

                (ii) Except for the registration made under the Japanese Securities Registration Statement (and provided that such registration has become effective) and the post report to be submitted to the Minister of Finance of Japan pursuant to the Foreign Exchange and Foreign Trade Law of Japan, no consent, approval, authorization or other order is required to be obtained, or filing to be made, by the Company under the laws of Japan in connection with the Japanese POWL.

                (iii) The forms of the Japanese Securities Registration Statement and the Japanese Prospectus conform in all material respects to the requirements of the Securities and Exchange Law of Japan and the Japanese Rules and Regulations.

                (iv) All statements with respect to matters of the laws of Japan set forth in the Japanese Securities Registration Statement or the Japanese Prospectus are true and correct in all material respects.

                The opinions of Debevoise, Allen & Overy, King & Wood and Mitsui, Yasuda, Wani & Maeda described in Section 6(e), 6(f), 6(g) and 6(h) above shall be rendered to the Underwriters at the request of the Company and the Selling Shareholder and shall so state therein.

          (i) The Underwriters shall have received an opinion of Ziegler, Ziegler & Associate LLP United States counsel to the Depositary, addressed to the Underwriters and dated the date of such Closing Time, to the effect that:

                (i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a legal, valid and binding obligation of the Depositary enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights and by general principles of equity.

                (ii) Upon the issuance by the Depositary of ADRs evidencing ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement, assuming such Shares issued in respect thereof were, at the time of such deposit, (A) duly authorized and validly issues, fully paid and non-assessable and (B) registered in compliance with the Securities Act, such ADRs will be duly and validly issued and will entitle the holder thereof to the rights specified therein and in the Deposit Agreement.

               (iii) The ADS Registration Statement has been declared effective under the Act and no stop order suspending the effectiveness of the ADS Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; although such counsel has not itself checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to the Company as set forth in the ADS Registration Statement. Such counsel has generally reviewed and discussed with counsel for the Company the information furnished, whether or not subject to such counsel's check and verification; on the basis of such consideration, review and discussion, but without independent check or verification except as stated above, nothing has come to such counsel's attention that causes such counsel to believe that the ADS Registration Statement as of its effective date and as of the date of such opinion, does not comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder.

          (j) The Underwriters shall have received an opinion of Skadden, Arps, United States counsel to the Underwriters, addressed to the Underwriters and dated the date of such Closing Time, covering such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (k) The Underwriters shall have received an opinion of Baker & McKenzie, Hong Kong counsel to the Underwriters, addressed to the Underwriters and dated the date of such Closing Time, covering such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (l) The Underwriters shall have received an opinion of Haiwen & Partners, PRC counsel to the Underwriters, addressed to the Underwriters and dated the date of such Closing Time, covering such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (m) The Underwriters shall have received an opinion of Shimazaki International Law Office, Japanese counsel to the Underwriters, addressed to the Underwriters and dated the date of such Closing Time, covering such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (n) The U.S. Underwriters and the International Underwriters, respectively, shall have received, on the date hereof and at each Closing Time, a letter dated the date hereof or dated the date of such Closing Time, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and in substantially the respective forms of U.S. Comfort Letter and International Comfort Letter attached to this Agreement as Exhibit A; provided that the letters delivered at the First Closing Time shall use one or more "cut-off dates", the latest of which is not earlier than [December 8], 2003.

          (o) The Company and the Depositary shall have executed and delivered the Deposit Agreement, in form and substance satisfactory to the Representatives and the Global Coordinators, and the Deposit Agreement shall be in full force and effect.

          (p) The Depositary shall have delivered to the Company (i) a letter confirming the furnishing of certain information about the Depositary for inclusion in the Registration Statements, and (ii) at such Closing Time certificates satisfactory to the Global Coordinators evidencing the deposit with the Depositary of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company and the Selling Shareholder at such Closing Time, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

          (q) The ADSs shall have been approved for listing on the NYSE, subject only to official notice of issuance and the Shares shall have been approved in principle for listing on the HKSE.

          (r) The Hong Kong Underwriting Agreement shall have been executed by the parties thereto and shall have become unconditional (except with respect to the unconditionality of this Agreement) and not have been terminated and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional.

          (s) The listing agreement between the Company and the HKSE shall be in full force and effect, and the H Shares as described in the Prospectus shall have been approved for listing and admission for trading on the HKSE.

          (t) The Underwriters shall have received such other documents and certificates as they or their counsel have reasonably requested, after consultation with the Company and the Company's counsel.

          (u) Arrangements satisfactory to the Global Coordinators shall have been made for the concurrent payment to the HKSE of all required aggregate transaction levies, [investor compensation levies trading fees] payable on Shares underlying the ADSs sold hereunder, Shares delivered in lieu of ADSs hereunder and Shares sold under the Hong Kong Underwriting Agreement out of the proceeds of the Global Offering.

          (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company shall not have purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock.

          (w) Each of [Chow Tai Fook Nominee Limited, Hitchison International Limited, Mitchim Resources Limited and Rich 60 Investment Limited] shall have executed a Corporate Investor Agreement to purchase from the Company and the Selling Shareholder the number of ADSs or Shares as provided in such corporate placing agreement. Each Corporate Investor shall have further agreed with the

     Company and Global Coordinators not to sell, transfer or otherwise dispose of the ADSs for twelve months following the date of commencement of dealings in the Shares on the HKSE. Each of such Corporate Investor Agreements shall be in full force and effect and no breach or repudiation by such investors shall have occurred.

          (x) The Company shall have complied with the provisions of Section 7(a) hereof with respect to the furnishing of prospectuses on the business day in New York next succeeding the date of this Agreement.

          (y) The registration made under the Japanese Securities Registration Statement in connection with the Japanese POWL shall have become effective pursuant to the Securities and Exchange Law of Japan on the date immediately subsequent to the date hereof and shall have remained effective at such Closing Time; and no notice of a hearing, from which an order suspending the effectiveness of such registration may result, shall have been given on or before such Closing Time.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required herein, or if any of the certificates, opinions, written statements or letters furnished to the U.S. Representatives and the International Representatives pursuant to this Section shall not be in all respects satisfactory in form and substance to the Global Coordinators and their U.S. counsel, all obligations of the Underwriters hereunder may be cancelled by the Global Coordinators at, or at any time prior to, such Closing Time. Notice of such cancellation shall be given to the Company and the Selling Shareholder in writing, or by telephone, telex or telegraph, confirmed in writing.

          The several obligations of the U.S. Underwriters and International Underwriters to purchase Optional ADSs hereunder are subject to the delivery to the Global Coordinators at any Optional Closing Time of such other documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Optional ADSs and other matters related to the issuance of the Optional ADSs.

     7. Covenants of the Company and the Selling Shareholder. In further consideration of the agreements of the Underwriters herein contained, each of the Company and the Selling Shareholder covenants with each Underwriter as follows:

          (a) The Company will furnish to the Global Coordinators, without charge, 20 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Underwriters, without charge, in New York City prior to 1:00 p.m. New York City time, and in Hong Kong prior to 5:00 p.m. Hong Kong time, on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(b) and 7(d) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, the Company will furnish to the Representatives and the Global Coordinators a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives and the Global Coordinators reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If a Rule 462 Registration Statement is required to be filed with respect to the Optional ADSs and the underlying Shares represented by the Optional ADSs, the Company will furnish to the Representatives and the Global Coordinators a copy of such Rule 462 Registration Statement as promptly as possible after the filing thereof.

          (d) If, during such period after the first date of the public offering of the Shares the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which the Prospectus includes an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish, at its own expense [(except that if it is necessary to so amend or supplement the Prospectus at any time later than 12 months after the first date of public offering of the Shares, the Underwriters shall bear the expense relating to the amendment or supplement)] [JGCS to confirm] to the Underwriters and to the dealers (whose names and addresses the Global Coordinators will furnish to the Company) to which ADSs or Shares may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented, in the light of the circumstances when the Prospectus is delivered to a purchaser, will not be misleading, and so that the Prospectus, as amended or supplemented, will comply with law.

          (e) The Company will advise the Representatives and the Global Coordinators, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares or the ADSs for offering and sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order.

          (f) The Company will endeavor to qualify the Shares or ADSs (including Shares underlying ADSs) for offer and sale under the foreign or state securities or Blue Sky laws of such jurisdictions as the Global Coordinators shall reasonably request and will pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification, and maintain such qualification in effect so long as required for the distribution of the ADSs or the Shares, and in connection with any review of the offering of the ADSs or the Shares by National Association of Securities Dealers, Inc. (the "NASD").

          (g) The Company will make generally available to the Company's security holders and to the Global Coordinators as soon as practicable (i) an earning statement covering the twelve-month period ending December 31, 2003 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder and (ii) audited consolidated financial statements of the Company for the year ending December 31, 2003, in each case prepared under the HK GAAP (with a reconciliation to the U.S. GAAP) on a basis consistent with the consolidated financial statements included in the Prospectus.

          (h) To deposit the Shares with the Depositary or otherwise deliver them in accordance with Section 5 hereof and to comply with all other terms of the Deposit Agreement so that ADRs evidencing ADSs will be executed, issued and, if applicable, countersigned by the Depositary and delivered to the several Underwriters at the First Closing Time or any Optional Closing Time, as the case may be.

          (i) The Company will apply the net proceeds from the sale of the ADSs and the Shares pursuant to the Global Offerings as set forth under the caption "Use of Proceeds" in the Prospectus.

          (j) The Company will (i) comply with the HKSE's rules or other requirements to publicly publish, under certain circumstances, information affecting the information contained in the Hong Kong Prospectus (including that under the caption "Prospective Financial Information", and (ii) announce in a press release (delivered to The Wall Street Journal/Dow Jones News Service or other news service acceptable to the Global Coordinators) any information so required to be publicly published by the HKSE.

          (k) For so long as the Shares or the ADSs are outstanding, the Company agrees to file with, or deliver to, the HKSE, the SFC, the NYSE, the CIRC, the CSRC, the Commission, the KLFB and any other governmental agency, authority or instrumentality in Hong Kong, the PRC, the United States and Japan, such relevant reports, documents, agreements and other information which may from time to time be required by applicable law or regulation to be so filed or delivered because the Shares or the ADSs are outstanding.

          (l) The Company and the Selling Shareholder, jointly and severally, agree to indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees, including any interest and penalties, payable in Hong Kong or the PRC or any other jurisdiction which are or may be required to be paid in or in connection with the creation, allotment, issuance, offer and distribution of the Shares or the ADSs and the execution and delivery of the Underwriting Agreements, the Corporate Investor Agreements and the Deposit Agreement. In addition, the Company and the Selling Shareholder, jointly and severally, agree to indemnify and hold the Underwriters harmless against any SFC transaction levy, investor compensation levy, HKSE trading fee or brokerage fee which may be required to be paid in connection with the offer, sale, distribution and issuance of the Shares or Shares underlying the ADSs to be purchased hereunder and pursuant to the Hong Kong Public Offering and under the Hong Kong Underwriting Agreement (whether delivered in the form of Shares and ADSs) and the listing of the Shares on the HKSE.

          (m) None of the Company, its affiliates or any person acting on its or their behalf (provided that no representation is made with respect to any Underwriter) has engaged or will engage in (i) any directed selling efforts (as that term is defined in Regulation S) with respect to any Shares or ADSs other than those Shares or ADSs being offered or sold in the U.S. Offering pursuant to the U.S. Prospectus, or (ii) any general solicitation or general advertising in the United States with respect to the any Shares or ADSs other than those Shares or ADSs being offered or sold in the U.S. Offering pursuant to the U.S. Prospectus; and the Company, its affiliates and each person acting on its or their behalf (provided that no representation is made with respect to any Underwriter) have complied and will comply with any applicable offering restriction requirements of Regulation S.

          (n) [Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs, fees and expenses incident to the performance by the Company and the Selling Shareholder of their obligations under this Agreement and the Hong Kong Underwriting Agreement, including, but not limited to: (i) the preparation, issuance and delivery of stock certificates representing the Shares and ADRs evidencing the ADSs, including printing and engraving fees, (ii) the fees, disbursements and expenses of the counsel to the Company and the Selling Shareholder and the Company's accountants, actuarial consultants; appraisers and valuators of the Company's assets in connection with the transactions contemplated hereby and all other fees, costs or expenses arising in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Prospectus and the Hong Kong Prospectus, and amendments and supplements to any of the foregoing, including all printing, graphic and document production, and translation costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, the Hong Kong Underwriters and dealers, in quantities hereinabove specified, (iii) the fees, disbursements and expense of the Company's public relations firm, (iv) all costs and expenses related to the transfer and delivery of the Shares and the ADSs to the Underwriters, including any SFC transaction levy, investor compensation levy, HKSE trading fee and other stock transfer or other taxes and any brokerage fee payable thereon, (v) the cost of printing or producing any United States or foreign Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares or ADSs under foreign or state securities laws (including, but not limited to, the expenses relating to preparing and printing the Canadian "wrap" in connection with the offer and sale of the Shares or ADSs in Canada, the expenses relating to preparing, printing and filing the Japanese Securities Registration Statement and the Japanese Prospectus in connection with the Japanese POWL in Japan, and the expenses relating to filing and lodging the International Offering Circular and its preliminary forms with the Monetary Authority of Singapore and all expenses in connection with the qualification of the Shares or ADSs for offer and sale under foreign or state securities laws as provided in Section 7(f) hereof, [including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection with such qualification,] in connection with preparation of the Blue Sky or legal investment memorandum, (vi) all fees and expenses of the Depositary which the Company has agreed to pay pursuant to the Deposit Agreement and the costs and charges of the Custodian and any transfer agent or registrar,
     (vii) all NASD filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares or ADSs by the NASD, (viii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares or ADSs and all costs and expenses incident to listing the ADSs on the NYSE and the Shares on the HKSE, (ix) the roadshow expenses incurred by the Company in connection with the Global Offering, and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder for which provision is not otherwise made in this Section 7(n).]

          (o) The Company will not use, and will cause each Subsidiary not to use, the proceeds from the sale of its H Shares or ADSs, in the Company, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Shares or ADSs in the Global Offering, by virtue of their purchasing or holding any Shares or ADSs, to be in violation of the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or in connection with business, operations or contracts with the

     Governments or with any person or entity of Angola (UNITA), Burma (Myanmar), Cuba, Iraq, Iran, Libya, North Korea, Sudan or any agent or "Specially Designated National" thereof, or in connection with contracts in support of projects in or for the benefit of the Governments of the above indicated countries.

          (p) The Selling Shareholder will not use the proceeds from the sale of its Shares or ADSs, in the Company, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Shares or ADSs in the Global Offering, by virtue of their purchasing or holding any Shares or ADSs, to be in violation of the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any of the foreign assets controls regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or in connection with business, operations or contracts with the Governments or with any person or entity of Burma (Myanmar), Cuba, Iran, Libya, Sudan or any agent or "Specially Designated National" or "Blocked Person" (identified in 31 CFR, Subtitle B, Chapter V, Appendix 1) thereof, or in connection with contracts in support of projects in or for the benefit of the Governments of the above indicated countries.

          (q) For so long as any of the Company's ADSs are listed on the NYSE, the Company will furnish to the Company's shareholders, in accordance with applicable laws and regulations, an annual report in English (including a balance sheet and profit and loss accounts, owner's equity and cash flows of the Company and its consolidated subsidiaries) certified by independent public accountants and prepared in conformity with the HK GAAP together with a reconciliation to the U.S. GAAP of net income, owner's equity and, as necessary, other selected balance sheet and profit and loss accounts items and, as soon as practicable after the end of the second quarter of each fiscal year profit and loss accounts prepared in conformity with the HK GAAP, together with a reconciliation to the U.S. GAAP of certain items contained in such statements.

          (r) The Company will, during a period of two years from the effective date of the Registration Statement, furnish to the Global Coordinators copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Global Coordinators, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished by the Company to its shareholders generally or to the Commission).

          (s) Other than as described in the Prospectus, the Company will not (and will cause the Subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result, under the Exchange Act, the provisions of the Securities Ordinance of Hong Kong, in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares or the ADSs.

          (t) The Selling Shareholder will not (and will cause the Subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result, under the Exchange Act, the provisions of the Securities and Futures Ordinance of Hong Kong, in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares or the ADSs.

          (u) The Company will use its reasonable commerical efforts to list, subject to official notice of issuance, and thereafter to maintain for at least [.] years from the date hereof the listings of the ADSs on the NYSE and the Shares on the HKSE.

          (v) Each of the Company and the Selling Shareholder hereby agrees that, without the prior written consent of the Global Coordinators on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus (the "Lock-Up Period"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ADSs or Shares (directly or in the form of ADSs) or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, such ADSs or Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such share capital, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of share capital or such other securities, in cash or otherwise, or (iii) publicly disclose that it will or may enter into any transaction described above. The foregoing sentence shall not apply to the Shares or ADSs to be sold hereunder or pursuant to the Hong Kong Public Offering.

          (w) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Shareholder will deliver to the Global Coordinators prior to or at the First Closing Time a properly completed and executed United States Treasury W-8 BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (x) The Company agrees to indemnify and hold harmless the Underwriters from and against (i) any and all actions, claims (whether or not any such claim involves or results in any actions, or proceedings), demands, investigations and proceedings from time to time made or brought or threatened to be made or brought against any of them, and (ii) all cost, fees, expenses, liabilities (including without limitation, any legal or other expenses incurred by any of them in connection with defending or investigating any such action or claim), losses and damages of any nature whatsoever suffered or incurred by any of them, directly or indirectly, as a result of, arising out of or in connection with the deposit of securities of the Company to be sold by the Selling Shareholders into Central Clearing and Settlement System established and operated by HKSCC ("CCASS") by any of the Underwriters (or procured to be deposited into CCASS by any of them) for the purpose of and/or the consummation of the transaction contemplated herein.

          (y) The Selling Shareholder will, as promptly as practicable, take all necessary action to establish the jointly managed fund provided for in the MOF Approval.

     8.   Covenant of the Underwriters.

          Each underwriter covenants with the Company that it and each person acting on its behalf has not engaged and will not engage in (i) any directed selling efforts (as that term is defined in Regulation S) with respect to any Shares or ADSs other than those Shares or ADSs being offered or sold in the U.S. Offering pursuant to the U.S. Prospectus, or (ii) any general solilitation or general advertising in the United States with respect to the any Shares or ADSs other than those Shares or ADSs being offered or sold in the U.S. Offering pursuant to the U.S. Prospectus; and each Underwriter and each person acting on its behalf have complied and will comply with any applicable offering restriction requirements of Regulation S.

     9.   Indemnity and Contribution.

          (a) The Company and the Selling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers and employees, each affiliate of an Underwriter selling underwritten ADSs or Shares on behalf of an Underwriter, if any, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "Indemnified Underwriter Party"), from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Underwriter Party may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions on claims in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or the 8-A Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus, or the Japanese Final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Underwriter Party for any legal or other expenses reasonably incurred by such Indemnified Underwriter Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only information furnished by any Underwriter consists of the information described as such in subsection (b) below.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Selling Shareholder, its directors, officers [and employees] each affiliate of the Company or the Selling Shareholder and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "Indemnified Company Party"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Indemnified Company Party in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities (or actions or claims in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use in such Registration Statement, ADS Registration Statement, preliminary prospectus, Prospectus or amendment or supplement thereto. It is understood and agreed that the only such information furnished by any Underwriter consists of (i) the statements expressly set forth in the sixth paragraph of the cover page of the Prospectus (being the paragraph beginning with "The underwriters expect to deliver" and ending with "prior to the commencement of trading"), and
     (ii) the table of allocations for the U.S. Underwriters and the International Underwriters (appearing on page .) under the heading "General" in the section entitled "Underwriters" in the Prospectus.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) and 9(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 9(a) or Section 9(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and
     (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 9(a) or Section 9(b) above. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel (including local counsel), but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the actual or potential defendants in or targets of any such proceeding include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or (iv) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within, a reasonable time after receipt of the foregoing request from the indemnified party. The indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Global Coordinators, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to
     Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this Section 9(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (d) To the extent the indemnification provided for in Section 9(a) or (b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such Section 9(a) or (b), in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs) or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs) shall be deemed to be in the same respective proportions as the net proceeds from the offering the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs) (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate the ADS Purchase Price (or Share Purchase Price, in the event of an election by the Underwriters to receive Shares in lieu of ADSs). The relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs) they have purchased hereunder, and not joint.

          (e) The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
     Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs) underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)   The indemnity and contribution provisions contained in this
     Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of the Company, its officers or directors or any person controlling the Company or by or on behalf of the Selling Shareholder or any person controlling the Selling Shareholder and
     (iii) acceptance of and payment for any of the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of
     ADSs).

     10. Termination. This Agreement may be terminated by the Global Coordinators by notice given to and received by the Company and the Selling Shareholder prior to delivery of and payment for the Firm ADSs if, prior to that time, any of the events described in Sections 6(c) shall have occurred. If this Agreement is terminated, such termination shall be without liability of any party to any other party except as provided in Section 7(n); provided that the indemnity and contribution agreements contained in Section 9, the waiver of immunity contained in Section 12(d) and, if any ADSs or H Shares have been purchased hereunder, the representations, warranties and comments of the Company set forth in this Agreement, shall survive such termination and remain full force and effect.

     11.  Effectiveness; Defaulting Underwriters.

          (a) This Agreement shall become effective upon the later of (i) execution and delivery hereof by the parties hereto and (ii) release of notification of the effectiveness of the Registration Statement and the ADS Registration Statement by the Commission.

          (b) If, at the First Closing Time or any Optional Closing Time any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Global Coordinators may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of [one-tenth] of such number of ADSs without the written consent of such Underwriter. If, at the First Closing Time, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased, and arrangements satisfactory to the Global Coordinators and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Global Coordinators or the Company shall have the right to postpone the First Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on any Optional Closing Time, any Underwriter or Underwriters shall fail or refuse to purchase Optional ADSs and the aggregate number of Optional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Optional ADSs to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Optional ADSs or (ii) purchase not less than the number of Optional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this Section 11(b) shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          (c) If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholder shall then be under any liability to any Underwriter except as provided in Sections 7(n) and 9 hereof; but, if for any other reason ADSs or Shares are not delivered by or no behalf of the Company and the Selling Shareholder as provided herein, the Company and the Selling Shareholder pro rata (based on the number of ADSs or Shares to be sold by the Company and the Selling Shareholder hereunder), will reimburse the Underwriter through the Global Coordinators for all out-of-pocket expenses approved in writing by the Global Coordinators, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company and the Selling Shareholder shall then be under no further liability to any Underwriter in respect of the ADSs or Shares not so delivered except as provided in
     Section 7(n) and 9 hereof.

     12.  Governing Law; Jurisdiction.

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

          (b) Except with regard to any Dispute (as defined in Section 13 below) submitted to arbitration by the Global Coordinators on behalf of any Underwriter pursuant to Section 13 hereof, each of the parties hereto hereby expressly and irrevocably (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any New York Court; (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding, which submission shall not in any way limit an enforcement of any judgment, decision or award in the courts of any jurisdiction where such party has assets. Each of the Company and the Selling Shareholder agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each of the Company and the Selling Shareholder hereby irrevocably waives any right to invoke jurisdiction it may have to any court by virtue of the laws of the PRC.

          (c) Each of the Company and the Selling Shareholder has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 (the "Process

     Agent"), as its authorized agent to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought in such New York Court. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in The City of New York on terms substantially similar to those contained in this Section 12 and reasonably satisfactory to the Joint Global Coordinators. If the Process Agent shall cease to act as agent for services of process, the Company and/or the Selling Shareholder, as the case may be, shall appoint, without unreasonable delay, another such agent, and notify you of such appointment. Each of the Company and the Selling Shareholder represents to the Global Coordinators that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. Such service may be made by delivering a copy of such process to each of the Company and the Selling Shareholder in care of the Process Agent as the address specified above for the Process Agent and obtaining a receipt therefor, and each of the Company and the Selling Shareholder hereby authorizes and directs such Process Agent to accept such service on its behalf. Each of the Company and the Selling Shareholder represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed in every respect effective service of process upon the Company and the Selling Shareholder in any such suit, action or proceeding.

          (d) Each of the Company and the Selling Shareholder, in respect of itself and its properties and revenues (and, to the extent it may lawfully do so, in respect of the Subsidiaries and their properties and revenues), expressly and irrevocably waives, any right of immunity to which it or they may otherwise be entitled or become entitled, on the grounds of sovereignty or otherwise (including any immunity from the jurisdiction of any court, from service of process, from attachment prior to judgment or in aid of execution or otherwise, from execution pursuant to a judgment or an arbitral award, or from any other legal process in any jurisdiction,) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholder hereby agrees that the waiver in this provision is not subject to withdrawal in any jurisdiction or under any statute, including the United States Foreign Sovereign Immunities Act. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against the Company or the Selling Shareholder, as the case may be, with respect to this Agreement and the transactions contemplated hereby.

          (e) If the Company and/or the Selling Shareholder initiate litigation on any Dispute or Disputes in the New York Courts, to the extent that any Underwriter or any Global Coordinator is a defendant, the Global Coordinators shall have sixty (60) days from service of a complaint (or an amended complaint) in such action to elect to resolve the Dispute by arbitration in accordance with Section 13 herein by sending written notice of such election to the Company and/or Selling Shareholder. In the event the Global Coordinators timely make such an election, the Company and the Selling Shareholder agree to dismiss any suit brought by them on such Disputes in the New York Courts and to resolve such Dispute(s) by arbitration in accordance with Section 13 herein.

     13.  Dispute Resolution.

          (a) Any dispute, controversy or claim arising out of or relating to this Agreement (including any provision of any Schedule or Exhibit thereto) or the breach, termination or validity thereof ("Dispute") shall, upon the written request ("Request") of the Global Coordinators on behalf of any Underwriter, be finally settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce ("Rules") then in effect, except as modified herein. The arbitration shall be held, and the award shall be rendered, in Singapore, in the English language. There shall be three arbitrators. The Company and the Selling Shareholder shall jointly nominate one arbitrator. The Global Coordinators shall jointly nominate a second arbitrator. The two party-appointed arbitrators shall have thirty
     (30) days from the confirmation of the nomination of the second arbitrator to agree on the nomination of a third arbitrator who shall serve as chair of the arbitral tribunal. On the request of any party, any arbitrator not timely nominated in accordance with this Agreement or the Rules, shall be appointed by the International Court of Arbitration of the International Chamber of Commerce.

          (b) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect.

          (c) The parties hereby waive any rights of application or appeal to any court or tribunal of competent jurisdiction (including without limitation the courts of the PRC, Singapore and the United States) to the fullest extent permitted by law in connection with any question of law arising in the course of the arbitration or with respect to any award made, except for actions relating to enforcement of the arbitration agreement or an arbitral award and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

          (d) Any monetary award shall be made and promptly payable in United States dollars free of any tax, deduction or offset, and the arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. Any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The arbitral tribunal shall have the authority to award any remedy or relief proposed by the claimant(s) or respondent(s) pursuant to this Agreement, including without limitation, a declaratory judgment, specific performance of any obligation created under this Agreement or the issuance of an injunction.

          (e) The award shall be final and binding upon the parties as from the date rendered, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of the enforcement of an award, the parties irrevocably and unconditionally submit to the jurisdiction of a competent court in any jurisdiction in which a party may have assets and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

          (f) This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

          (g) All notices by one party to the other in connection with the arbitration shall be in accordance with the provisions of Section 15 hereof.

          (h) This arbitration agreement set forth in this Section 13 shall be binding upon the parties, their successors and assigns.

     14. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Global Coordinators could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company and the Selling Shareholder in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following actual receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholder agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Shareholder, as the case may be, an amount equal to the excess of the United States dollars so purchased (based on amounts actually received) over the sum originally due to such Underwriter hereunder.

     15.  Notices.

          (a) In all dealings hereunder, the Global Coordinators shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Global Coordinators as the representatives of the several Underwriters.

          (b) All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail, or by telex or facsimile transmission promptly confirmed by a writing delivered or sent by registered mail, to the Global Coordinators, in care of:

                (i) China International Capital Corporation Limited 28th Floor, China World Tower 2
                       No. 1 Jianguomenwai Avenue
                       Beijing 100004, P.R.C.
                       Attention: Equity Capital Markets
                       Facsimile No.: 8610-6505-1156;

                (ii)   Citigroup Global Markets Asia Limited
                       20/th/ Floor, Three Exchange Square
                       Central, Hong Kong
                       Attention: Equity Capital Markets
                       Facsimile No.: .;

                (iii) Credit Suisse First Boston (Hong Kong) Limited 45/F, Two Exchange Square
                       8 Connaught Place

                       Central, Hong Kong
                       Attention: Legal & Compliance Department
                       Facsimile No.: .;

                (iv)   Deutsche Bank AG, Hong Kong Branch
                       55/F Cheung Kong Center
                       2 Queen's Road Central, Hong Kong
                       Attention: Equity Capital Markets
                       Facsimile No.: .;

                if to the Company shall be sufficient in all respects if delivered or sent by registered mail, or by telex or facsimile transmission promptly confirmed by a writing delivered or sent by registered mail, to the Company at:

                       16 Chaowai Ave., Chaoyang District,
                       Beijing, P.R.C.,
                       Attention: .
                       Facsimile No.: 8610-8565-9999;

                if to the Selling Shareholder shall be sufficient in all respects if delivered or sent by registered mail, or by telex or facsimile transmission promptly confirmed by a writing delivered or sent by registered mail, to the Selling Shareholder at:

                       5 Guanyingyuan Xiqu, Xicheng District,
                       Beijing, P.R.C.,
                       Attention: .
                       Facsimile No.: (8610) .;

          provided, however, that any notice to any Underwriter pursuant to
     Section 9(c) hereof shall be delivered or sent by mail, telex, or facsimile transmission to such Underwriter at its address, which address will be supplied to the Company by the Global Coordinators on request.

          16. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the several Underwriters, and the Company and the Selling Shareholder and, to the extent provided to Section 9 hereof, any Selling Affiliate, the officers and directors of the Company, the Selling Shareholder and each person who controls the Company, the Selling Shareholder or any Underwriter and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely or such purchase.

          17. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                        Very truly yours,


                                        CHINA LIFE INSURANCE COMPANY LIMITED


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        CHINA LIFE INSURANCE COMPANY


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


Accepted as of the date hereof:


China International Capital Corporation Limited
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.

     Acting severally on behalf of themselves and as attorney-in-fact for each of the U.S. Underwriters named in Schedule I hereto.


By:  China International Capital
      Corporation Limited


By:
     -----------------------------------
     Name:
     Title:


By:  Citigroup Global Markets Inc.


By:
     -----------------------------------
     Name:
     Title:

By:  Credit Suisse First Boston LLC


By:
     -----------------------------------
     Name:
     Title:


By:  Deutsche Bank Securities Inc.


By:
     -----------------------------------
     Name:
     Title:


China International Capital Corporation Limited
Citigroup Global Markets Limited
Credit Suisse First Boston (Hong Kong) Limited
Deutsche Bank AG, Hong Kong Branch

     Acting severally on behalf of themselves and as attorney-in-fact for each of the International Underwriters named in Schedule II hereto.


By:  China International Capital
      Corporation Limited


By:
     -----------------------------------
     Name:
     Title:


By:  Citigroup Global Markets Limited


By:
     -----------------------------------
     Name:
     Title:


By:  Credit Suisse First Boston
      (Hong Kong) Limited


By:
     -----------------------------------
     Name:
     Title:

By:  Deutsche Bank AG, Hong Kong Branch


By:
     -----------------------------------
     Name:
     Title:


China International Capital Corporation Limited as Global Coordinator


By:
     -----------------------------------
     Name:
     Title:


Citigroup Global Markets Asia Limited
as Global Coordinator


By:
     -----------------------------------
     Name:
     Title:


Credit Suisse First Boston (Hong Kong) Limited as Global Coordinator


By:
     -----------------------------------
     Name:
     Title:


Deutsche Bank AG, Hong Kong Branch
as Global Coordinator


By:
     -----------------------------------
     Name:
     Title:

                                                                      SCHEDULE I

                                U.S. UNDERWRITERS

                                                            Number of Firm ADSs
                        Underwriter                           To Be Purchased
--------------------------------------------------------   ---------------------
China International Capital Corporation Limited.........             .

Citigroup Global Markets Inc............................             .

Credit Suisse First Boston LLC..........................             .

Deutsche Bank Securities Inc............................             .


   Total U.S. Firm ADSs.................................             .

                                                                     SCHEDULE II

                           INTERNATIONAL UNDERWRITERS

                                                            Number of Firm ADSs
                        Underwriter                           To Be Purchased
--------------------------------------------------------   ---------------------

China International Capital Corporation Limited.........             .

Citigroup Global Markets Limited........................             .

Credit Suisse First Boston (Hong Kong) Limited..........             .

Deutsche Bank AG, Hong Kong Branch......................             .


   Total International Firm ADSs........................             .

                                                                    SCHEDULE III

                               CORPORATE INVESTORS
                          CORPORATE INVESTOR AGREEMENTS


                                                            Number of H Shares
A. Name of Corporate Investor                                 to Be Purchased
   -----------------------------------------------------    --------------------



B. Corporate Investor Agreements
   -----------------------------------------------------



                                      III-1

                                                                     SCHEDULE IV

                  SUBSIDIARIES AND COMPANY PERCENTAGE OWNERSHIP


                                                            Company Percentage
Name of PRC Subsidiary                                        Ownership (%)
--------------------------------------------------------   ---------------------



                                                            Company Percentage
Name of Non-PRC Subsidiary                                    Ownership (%)
--------------------------------------------------------   ---------------------

                                                                      SCHEDULE V

               RESTRUCTURING DOCUMENTS AND RESTRUCTURING DOCUMENTS

1. No. 2576 File, issued by the Administrative Office of the State Council on January 3, 2003, approving the Restructuring Plan in principle

2. China Life Insurance Company's Restructuring Plan in connection with the Establishment of China Life Insurance Company Limited and its Domestic and Overseas Listings

3. CIRC Bao Jian Fu [2003] No.88, issued on May 16, 2003, Approval of the Restructuring of China Life Insurance Company;

4. China Securities Supervisory Committee Guo He Han [2002] No.12, issued on January 16, 2003, Acceptance of the Application by China Life Insurance Company for Overseas Listing;

5. Ministry of Finance Cai Jin [2003] No.72, issued on June 24, 2003, Approval of the Assets Valuation Review of China Life Insurance Company for the Establishment of the Company limited by Shares;

6. Ministry of Finance Cai Jin [2003] No.77, issued on June 24, 2003, Approval on certain Matters Regarding the Management of State Share Ownership in China Life Insurance Company Limited;

7. CIRC Bao Jian Fu [2003] No.115, issued on June 27, 2003, Approval of the Establishment of China Life Insurance Company Limited;

8. CIRC Bao Jian Fu [2003] No. 147, issued on August 21, 2003, Approval of the Restructuring and IPO of China Life Insurance Company;

9. CIRC Bao Jian Fu [2003] No. 190, issued on September 30, 2003, Approval of the Transformation of China Life Insurance Company Limited into a Overseas Listed Company;

10. MOF & State Administration of Tax Cai Shui [2003] No. 216, issued on October 10, 2003, Notice on Certain Matters Relating to the Standard Applicable to China Life and Salary Pre-tax Deduction;

11. MOF Cai Jin Han [2003] No. 100, issued on October 15, 2003, Approval of China Life Insurance (Group) Company's Application to Set Up Co-Management Funds;

12. CIRC Bao Jian Ji Shen [2003] No. 771, issued on October 22, 2003, Approval of Establishment of China Life Asset Management Company;

13. MOF Caijin Bianhan [2003] No. 298, issued on October 21, 2003, Approval Re Certain Matters of State Owned Shares Allocation in China Life Insurance Company Limited;

14. National Social Security Fund Council, shebao jijin guhan [2003] No. 48, issued on October 30, 2003, [Chinese Characters]

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

15. CSRC Zhengjian Guohezi [2003] No. 35, issued on November 3, 2003, Approval of Overseas Offering of Foreign-invested Shares by China Life Insurance Company Limited;

16. Restructuring Agreement, entered into between China Life and CLIC on September 30, 2003;

17. Policy Management Agreement, entered into between China Life and CLIC on September 30, 2003;

18. Asset Management Agreement, entered into between China Life and China Life Insurance AMC on November 27, 2003;

19. Asset Management Agreement, entered into between CLIC and China Life Insurance AMC on November 27, 2003;

20. Property Leasing Agreement, entered into between China Life and CLIC on September 30, 2003;

21. Trademark Agreement, entered into between China Life and CLIC on September 30, 2003;

22. Non-Competition Agreement, entered into between China Life and CLIC on September 30, 2003;

23.  Article of Association of China Life;

24.  Insurance License, issued by CIRC on June 27, 2003 to China Life;

25. Business License (No. 1000001003796), issued by SAIC on June 30, 2003 to China Life.

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                                                                       EXHIBIT A
                                                                       ---------

                 FORM OF U.S. AND INTERNATIONAL COMFORT LETTERS


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